                                CREDIT AGREEMENT

                            DATED AS OF MAY 10, 2002


                                  BY AND AMONG

          ACETO CORPORATION, ACETO AGRICULTURAL CHEMICALS CORPORATION,
                CDC PRODUCTS CORPORATION, MAGNUM RESEARCH CORP.,
                        ACCI REALTY CORP., LARLABS CORP.,
                     ARSYNCO INC., ROEHR CHEMICALS, INC. AND
                         ACETO INDUSTRIAL CHEMICAL CORP.

                                       AND

                               JPMORGAN CHASE BANK









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                                TABLE OF CONTENTS


ARTICLE I DEFINITIONS AND ACCOUNTING TERMS.....................................2
         SECTION 1.01................................................DEFINITIONS        2
         SECTION 1.02............................................TERMS GENERALLY        13

ARTICLE II LOANS..............................................................13
         SECTION 2.01.....................................REVOLVING CREDIT LOANS        13
         SECTION 2.02......................................REVOLVING CREDIT NOTE        14
         SECTION 2.03.........................................LETTERS OF CREDIT.        15


ARTICLE III PROVISIONS RELATING TO ALL EXTENSIONS OF
         CREDIT; FEES AND PAYMENTS............................................17
         SECTION 3.01........INTEREST RATE; CONTINUATION AND CONVERSION OF LOANS        17
         SECTION 3.02...........................................USE OF PROCEEDS.        19
         SECTION 3.03................................................PREPAYMENTS        19
         SECTION 3.04......................................................FEES.        19
         SECTION 3.05......................INABILITY TO DETERMINE INTEREST RATE.        20
         SECTION 3.06................................................ILLEGALITY.        20
         SECTION 3.07............................................INCREASED COSTS        20
         SECTION 3.08.................................................INDEMNITY.        22
         SECTION 3.09...................................CHANGE OF LENDING OFFICE        22
         SECTION 3.10......................................................TAXES        22
         SECTION 3.11...................................................PAYMENTS        23
         SECTION 3.12......................................DISBURSEMENT OF LOANS        23

ARTICLE IV REPRESENTATIONS AND WARRANTIES.....................................23
         SECTION 4.01......................................ORGANIZATION, POWERS.        23
         SECTION 4.02........AUTHORIZATION OF BORROWING, ENFORCEABLE OBLIGATIONS        23
         SECTION 4.03.......................................FINANCIAL CONDITION.        24
         SECTION 4.04.....................................................TAXES.        25
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                                       ii
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
         SECTION 4.05........................................TITLE TO PROPERTIES        25
         SECTION 4.06.................................................LITIGATION        25
         SECTION 4.07................................................AGREEMENTS.        25
         SECTION 4.08.....................................COMPLIANCE WITH ERISA.        25
         SECTION 4.09...............FEDERAL RESERVE REGULATIONS; USE OF PROCEEDS        26
         SECTION 4.10...................................................APPROVAL        26
         SECTION 4.11..............................................SUBSIDIARIES.        26
         SECTION 4.12........................................HAZARDOUS MATERIALS        26
         SECTION 4.13.....................................INVESTMENT COMPANY ACT        27
         SECTION 4.14.........................................PLEDGE AGREEMENTS.        27
         SECTION 4.15................................................NO DEFAULT.        27
         SECTION 4.16........................................MATERIAL CONTRACTS.        27
         SECTION 4.17......................................PERMITS AND LICENSES.        27
         SECTION 4.18.......................................COMPLIANCE WITH LAW.        27
         SECTION 4.19................................................DISCLOSURE.        27

ARTICLE V CONDITIONS OF LENDING...............................................27
         SECTION 5.01..................CONDITIONS TO INITIAL EXTENSION OF CREDIT        27
         SECTION 5.02.....................CONDITIONS TO ALL EXTENSIONS OF CREDIT        30

ARTICLE VI AFFIRMATIVE COVENANTS..............................................31
         SECTION 6.01...........................EXISTENCE, PROPERTIES, INSURANCE        31
         SECTION 6.02.........................PAYMENT OF INDEBTEDNESS AND TAXES.        31
         SECTION 6.03........................FINANCIAL STATEMENTS, REPORTS, ETC.        32
         SECTION 6.04......................BOOKS AND RECORDS; ACCESS TO PREMISES        33
         SECTION 6.05...................................NOTICE OF ADVERSE CHANGE        33
         SECTION 6.06..........................................NOTICE OF DEFAULT        33
         SECTION 6.07.......................................NOTICE OF LITIGATION        33
         SECTION 6.08.....................NOTICE OF DEFAULT IN OTHER AGREEMENTS.        34
         SECTION 6.09......................................NOTICE OF ERISA EVENT        34
         SECTION 6.10....................NOTICE OF ENVIRONMENTAL LAW VIOLATIONS.        34
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                                      iii
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
         SECTION 6.11.......................NOTICE REGARDING MATERIAL CONTRACTS.        34
         SECTION 6.12............................COMPLIANCE WITH APPLICABLE LAWS        35
         SECTION 6.13...............................................SUBSIDIARIES        35
         SECTION 6.14........................................ENVIRONMENTAL LAWS.        35

ARTICLE VII NEGATIVE COVENANTS................................................36
         SECTION 7.01......................................................LIENS        36
         SECTION 7.02...............................................INDEBTEDNESS        37
         SECTION 7.03.................................................GUARANTIES        38
         SECTION 7.04.............................................SALE OF ASSETS        38
         SECTION 7.05......................................SALES OF RECEIVABLES.        39
         SECTION 7.06.....................................LOANS AND INVESTMENTS.        39
         SECTION 7.07........................................NATURE OF BUSINESS.        39
         SECTION 7.08........................................SALE AND LEASEBACK.        39
         SECTION 7.09................................FEDERAL RESERVE REGULATIONS        39
         SECTION 7.10.........................ACCOUNTING POLICIES AND PROCEDURES        40
         SECTION 7.11........................................HAZARDOUS MATERIALS        40
         SECTION 7.12.........................LIMITATIONS ON FUNDAMENTAL CHANGES        40
         SECTION 7.13.............................FINANCIAL CONDITION COVENANTS.        40
         SECTION 7.14.................................................DIVIDENDS.        40
         SECTION 7.15...............................TRANSACTIONS WITH AFFILIATES        41
         SECTION 7.16...........................IMPAIRMENT OF SECURITY INTEREST.        41

ARTICLE VIII EVENTS OF DEFAULT................................................41
         SECTION 8.01..........................................EVENTS OF DEFAULT        41

ARTICLE IX MISCELLANEOUS......................................................44
         SECTION 9.01....................................................NOTICES        44
         SECTION 9.02....................................EFFECTIVENESS; SURVIVAL        45
         SECTION 9.03...................................................EXPENSES        45
         SECTION 9.04.....................SUCCESSORS AND ASSIGNS; PARTICIPATIONS        45
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                                       iv
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
         SECTION 9.05.............................NO WAIVER; CUMULATIVE REMEDIES        46
         SECTION 9.06.............................................APPLICABLE LAW        46
         SECTION 9.07.................................SUBMISSION TO JURISDICTION        46
         SECTION 9.08...............................................SEVERABILITY        47
         SECTION 9.09............................................RIGHT OF SETOFF        47
         SECTION 9.10............................................CONFIDENTIALITY        47
         SECTION 9.11...................................................HEADINGS        48
         SECTION 9.12...............................................CONSTRUCTION        48
         SECTION 9.13.............................JOINT AND SEVERAL OBLIGATIONS.        48
         SECTION 9.14...............................................COUNTERPARTS        50
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                                       v
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SCHEDULES

Schedule I                 -        Subsidiaries
Schedule II                -        Existing Liens
Schedule III               -        Existing Indebtedness
Schedule IV                -        Existing Guarantees
Schedule V                 -        Material Contracts
Schedule VI                -        Environmental Matters
Schedule VII               -        Foreign Subsidiary Restructuring
Schedule VIII              -        Litigation

EXHIBITS
Exhibit A                  -        Form of Revolving Credit Note
Exhibit B                  -        Form of Pledge Agreement
Exhibit C                  -        Form of Opinion of Counsel

     CREDIT AGREEMENT dated as of May 10, 2002, by and among ACETO CORPORATION, a New York corporation, ACETO AGRICULTURAL CHEMICALS CORPORATION, a New York corporation, CDC PRODUCTS CORPORATION, a New York corporation, MAGNUM RESEARCH CORP., a New York corporation, ACCI REALTY CORP., a New York corporation, LARLABS CORP., a New York corporation, ARSYNCO INC., a New Jersey corporation, ROEHR CHEMICALS, INC., a New York corporation, and ACETO INDUSTRIAL CHEMICAL CORP., a New York corporation, jointly and severally, (each a "Company" and, collectively, the "Companies"), and JPMORGAN CHASE BANK, a New York banking corporation, (the "Lender").


                                    RECITALS

     The Companies have requested the Lender to extend credit from time to time and the Lender is willing to extend such credit to the Companies, subject to the terms and conditions hereinafter set forth.

     Accordingly, the parties hereto agree as follows:

                                   ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.01. DEFINITIONS. As used herein, the following words and terms shall have the following meanings:

     "Aceto" shall mean Aceto Corporation, a New York corporation.

     "Affiliate" shall mean with respect to a specified Person, another Person which, directly or indirectly, controls or is controlled by or is under common control with such specified Person. For the purpose of this definition, "control" of a Person shall mean the power, direct or indirect, to direct or cause the direction of the management or policies of such Person whether through the ownership of voting securities, by contract or otherwise; provided that, in any event, any Person who owns directly or indirectly 20% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 20% or more of the partnership or other ownership interest of any Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

     "Aggregate Letters of Credit Outstandings" shall mean, at a particular time, the sum of (a) the aggregate maximum stated amount at such time which is available or available in the future to be drawn under all outstanding Letters of Credit and (b) the aggregate amount of all payments made by the Lender under any Letter of Credit that has not been reimbursed by any Company at such time.

     "Aggregate Outstandings" shall mean, at a particular time, the sum of (a) the Aggregate Letters of Credit Outstandings at such time and (b) the aggregate outstanding principal amount of all Revolving Credit Loans at such time.

     "Agreement" shall mean this Credit Agreement dated as of May 10, 2002, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time.

     "Borrowing Date" shall mean, with respect to any Loan, the date on which such Loan is disbursed to the Companies.

     "Business Day" shall mean (a) any day not a Saturday, Sunday or legal holiday, on which banks in New York City are open for business and (b) as it relates to any payment, determination, funding or notice to be made or given in connection with any LIBOR Rate Loan, any day specified in clause (a) on which trading is carried on by and between banks in Dollar deposits in the London interbank eurodollar market.

     "Capital Expenditures" shall mean additions to property and equipment of Aceto and its Subsidiaries which, in conformity with Generally Accepted Accounting Principles, are included as "additions to property, plant or equipment" or similar items which would be reflected in the consolidated statement of cash flow of Aceto and its Subsidiaries, including without limitation, property and equipment which are the subject of Capital Leases.

     "Capital Lease" shall mean any lease the obligations of which are required to be capitalized on the balance sheet of a Person in accordance with Generally Accepted Accounting Principles.

     "Carlstadt Real Property" shall mean the real property of Arsynco, Inc. located at 13th Street, Carlstadt, New Jersey 07072.

     "Cash Collateral" shall mean the pledge and deposit by the Companies with the Lender , as collateral for the Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Lender.

     "Change of Control" shall mean any event which results in (i) any Person, or two or more Persons acting in concert, acquiring beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of securities of Aceto (or other securities convertible into such securities) representing 30% or more of the combined voting power of all securities of Aceto entitled to vote in the election of directors; or (ii) during any period of up to 12 consecutive months, individuals who at the beginning of such 12-month period were directors of Aceto, ceasing for any reason to constitute a majority of the Board of Directors of Aceto; or (iii) any Person, or two or more Persons acting in concert, acquiring by contract or otherwise, or entering into a contract or arrangement which upon consummation will results in its or their acquisition of, or control over, securities of Aceto (or securities convertible into such securities) representing 30% or more of the combined voting power of all securities of Aceto entitled to vote in the election of directors.

     "Chief Financial Officer" shall mean the Chief Financial Officer of Aceto.

     "Closing Date" shall mean May 10, 2002.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Commitment" shall mean the Revolving Credit Commitment.

     "Company" shall have the meaning set forth in the preamble hereto.

     "Consolidated Debt Service Coverage Ratio" shall mean, for any period, the ratio of (a) Consolidated Net Income, plus (i) to the extent deducted in determining Consolidated Net Income, the sum of (A) Consolidated Interest Expense, and (B) all depreciation and amortization expenses or charges, minus
(ii) the sum of (A) Unfunded Capital Expenditures and (B) dividends and/or distributions for the applicable period, to (b) the sum of (i) Consolidated Interest Expense plus (ii) the scheduled installments of principal on all Indebtedness (including Capital Leases) having a final maturity of one year or more from the date of incurrence thereof. All the foregoing categories shall be determined on a consolidated basis for Aceto and its Subsidiaries in accordance with Generally Accepted Accounting Principles applied on a consistent basis and shall be calculated (without duplication) over the four fiscal quarters then most recently ended with the exception of the scheduled installments of principal on all Indebtedness of Aceto and its Subsidiaries with an original maturity of one year or more, which shall each be calculated based upon the next succeeding four fiscal quarters.

     "Consolidated EBITDA" shall mean for Aceto and its Subsidiaries for any period, Consolidated Net Income (or consolidated net loss) for such period, plus the sum, without duplication, of (a) Consolidated Interest Expense, (b) depreciation and amortization expenses or charges, and (c) all income taxes to any government or governmental instrumentality expensed on Aceto's or any of its Subsidiaries' books (whether paid or accrued), in each case, determined on a consolidated basis for Aceto and its Subsidiaries in accordance with Generally Accepted Accounting Principles applied on a consistent basis. All of the foregoing categories shall be calculated (without duplication) over the four fiscal quarters then most recently ended.

     "Consolidated Funded Debt" shall mean the sum of all Indebtedness of Aceto and its Subsidiaries for borrowed money having an original maturity of one year or more (including, without limitation, the outstanding Revolving Credit Loans and the outstanding principal balance of the loans owing by any of Aceto's Subsidiaries to Deutsche Bank or any of Aceto's Subsidiaries to ING Bank), in each case determined on a consolidated basis for Aceto and its Subsidiaries in accordance with Generally Accepted Accounting Principles applied on a consistent basis.

     "Consolidated Interest Expense" shall mean the consolidated gross interest expense of Aceto and its Subsidiaries determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis and calculated over the four fiscal quarters then most recently ended.

     "Consolidated Net Income" shall mean, for any period, the net income (or net loss) of Aceto and its Subsidiaries on a consolidated basis for such period determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis.

     "Consolidated Tangible Net Worth" shall mean (a) total consolidated assets of Aceto and its Subsidiaries calculated exclusive of all intangible assets less
(b) total consolidated liabilities of Aceto and its Subsidiaries, in each case, determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis.

     "Default" shall mean any condition or event which upon notice, lapse of time or both would constitute an Event of Default.

     "Dollar" and the symbol "$" shall mean lawful money of the United States of America.

     "Domestic Subsidiary" shall mean any Subsidiary of Aceto organized under the laws of any state of the United States of America.

     "Eligible Investments" shall mean (a) direct obligations of the United States of America or any governmental agency thereof which are fully guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof; or (b) dollar denominated certificates of time deposit maturing within one year issued by any bank organized and existing under the laws of the United States or any state thereof and having aggregate capital and surplus in excess of $1,000,000,000; or (c) money market mutual funds having assets in excess of $2,500,000,000; or (d) commercial paper rated not less than P-1 or A-1 or their equivalent by Moody's Investor Service, Inc. or Standard & Poor's Ratings Group, respectively; or (e) tax exempt securities of a U.S. issuer rated A or better by Standard and Poor's Ratings Group or Moody's Investor Service, Inc.

     "Environmental Law" shall mean any law, ordinance, rule, regulation, or policy having the force of law of any Governmental Authority relating to pollution or protection of the environment or to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.) the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, et seq.) and the rules and regulations promulgated pursuant thereto.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with any Company or any Affiliate of any Company would be deemed to be a member of the same "controlled group" within the meaning of
Section 414(b), (c), (m) or (o) of the Code.

     "Eurocurrency Reserve Requirement" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate (without duplication) of the rates (expressed as a decimal) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves, under any regulations of the Board of Governors of the Federal Reserve System or any other governmental authority having jurisdiction with respect thereto) as from time to time in effect, dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "eurocurrency liabilities" in Regulation D) maintained by the Lender. For purposes hereof each LIBOR Rate Loan shall be deemed to constitute a "eurocurrency liability" as defined in Regulation D, and subject to the reserve requirements of "Regulation D," without benefit of credit or proration, exemptions or offsets which might otherwise be available to the Lender from time to time under Regulation D.

     "Event of Default" shall have the meaning set forth in Article VIII.

     "Executive Officer" shall mean any of the President, the Chief Executive Officer, Chief Financial Officer or the Secretary of Aceto or any of its Subsidiaries, as applicable, and their respective successors, if any, designated by the board of directors thereof.

     "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal fund brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Lender from three Federal fund brokers of recognized standing selected by the Lender.

     "First-Tier Foreign Subsidiary" shall mean, with respect to Aceto or any Domestic Subsidiary, a Foreign Subsidiary that is directly owned by Aceto and/or such Domestic Subsidiary.

     "Fixed Rate Loans" shall mean, collectively, LIBOR Rate Loans and Quoted Rate Loans.

     "Foreign Subsidiary" shall mean any Subsidiary of any Company which is not a Domestic Subsidiary.

     "Foreign Subsidiary Restructuring" shall mean the restructuring of Aceto's Foreign Subsidiaries as described on Schedule VII attached hereto.

     "Generally Accepted Accounting Principles" shall mean those generally accepted accounting principles in the United States of America, as in effect from time to time.

     "Governmental Authority" shall mean any nation or government, any state, province, city or municipal entity or other political subdivision thereof, and any governmental, executive, legislative, judicial, administrative or regulatory agency, department, authority, instrumentality, commission, board or similar body, whether federal, state, provincial, territorial, local or foreign.

     "Hazardous Materials" shall mean any explosives, radioactive materials, or other materials, wastes, substances, or chemicals regulated as toxic hazardous or as a pollutant, contaminant or waste under any applicable Environmental Law.

     "Hedging Agreement" shall mean any interest rate swap, collar, cap, floor or forward rate agreement or other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of Aceto or any of its Subsidiaries and any confirming letter executed pursuant to such agreement, all as amended, supplemented, restated or otherwise modified from time to time.

     "Indebtedness" shall mean, without duplication, as to any Person or Persons
(a) indebtedness for borrowed money; (b) indebtedness for the deferred purchase price of property or services; (c) indebtedness evidenced by bonds, debentures, notes or other similar instruments; (d) obligations and liabilities secured by a Lien upon property owned by such Person, whether or not owing by such Person and even though such Person has not assumed or become liable for the payment thereof; (e) obligations and liabilities directly or indirectly guaranteed by such Person; (f) obligations or liabilities created or arising under any conditional sales contract or other title retention agreement with respect to property used and/or acquired by such Person; (g) obligations of such Person as lessee under Capital Leases; (h) net liabilities of such Person under Hedging Agreements and foreign currency exchange agreements, as calculated on a basis satisfactory to the Lender and in accordance with accepted practice; (i) all obligations of such Person in respect of bankers' acceptance; and (j) all obligations, contingent or otherwise of such Person as an account party or applicant in respect of letters of credit.

     "Interest Payment Date" shall mean (a) as to any Prime Rate Loan, the first day of each calendar month during the term hereof; (b) as to any Fixed Rate Loan, the last day of the Interest Period for such Fixed Rate Loan; and (c) as to any Loan, the date such Loan is paid in full or in part.

     "Interest Period" shall mean with respect to any Fixed Rate Loan:

     (a) initially, the period commencing on the date such Fixed Rate Loan is made and ending one, two, three or six months thereafter, as selected by the Companies in its Notice of Borrowing or in its notice of conversion from another Type of loan to a Fixed Rate Loan provided, in each case, in accordance with the terms of Articles II and III hereof; and

     (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Fixed Rate Loan and ending one, two, three or six months thereafter, as selected by the Companies by irrevocable written notice to the Lender not later than 11:00 a.m. New York, New York time (I) three Business Days, with respect to LIBOR Rate Loans or (II) one Business Day with respect to a Quoted Rate Loan, prior to the last day of the then current Interest Period with respect to such Fixed Rate Loan; provided, however, that all of the foregoing provisions relating to Interest Periods are subject to the following:

               (i) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

               (ii) if the Companies shall fail to give notice as provided in clause (b) above, the Companies shall be deemed to have requested conversion of the affected Fixed Rate Loan to a Prime Rate Loan on the last day of the then current Interest Period with respect thereto;

               (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

               (iv) no more than three (3) Interest Periods may exist at any one time; and

               (v) the Companies shall select Interest Periods so as not to require a payment or prepayment of any Fixed Rate Loan during an Interest Period for such Fixed Rate Loan.

     "Lender" shall have the meaning set forth in the preamble hereto.

     "Letter of Credit" shall mean each Standby Letter of Credit issued by the Issuing Lender for the account of a Company pursuant to the terms of this Agreement.

     "Leverage Purpose Transaction" shall mean any transaction that (a) causes the ratio of consolidated liabilities to consolidated assets to exceed 75% or
(b) causes the ratio of the consolidated liabilities to consolidated assets to exceed 50% and increases the consolidated liabilities by 100% or more, in each case determined in accordance with Generally Accepted Accounting Principles, applied on a consistent basis with respect to Aceto and its consolidated Subsidiaries.

     "LIBOR Rate Loans" shall mean Loans at such time as they are made and/or being maintained at a rate of interest based upon Reserve Adjusted Libor.

     "Lien" shall mean any lien (statutory or otherwise), security interest, mortgage, deed of trust, pledge, charge, conditional sale, title retention agreement, Capital Lease or other encumbrance or similar right of others, or any agreement to give any of the foregoing.

     "Loans" shall mean the Revolving Credit Loans.

     "Loan Documents" shall mean, collectively, this Agreement, the Note, the Security Documents, the Guaranties, any Hedging Agreement entered into with the Lender and each other agreement executed in connection with the transactions contemplated hereby or thereby, as each of the same may hereafter be amended, restated, supplemented or otherwise modified from time to time.

     "Material Adverse Effect" shall mean a material adverse effect upon (a) the business, operations, property, prospects or condition (financial or otherwise) of Aceto and its Subsidiaries taken as a whole, or (b) the validity or enforceability of (i) this Agreement or any of the other Loan Documents or (ii) the rights or remedies of the Lenders hereunder or thereunder.

     "Material Contract" shall mean each contract, instrument or agreement (a) to which Aceto or any of its Subsidiaries is a party which is material to the business, operations or condition (financial or otherwise), prospects, or properties of any Company or of Aceto and its Subsidiaries taken as a whole, or
(b) which is not a contract, instrument or agreement to purchase inventory in the ordinary course of business and which requires the payment during the term thereof in excess of $1,000,000.

     "Non-Domestic Subsidiary" shall mean any Subsidiary of Aceto which is not a Domestic Subsidiary.

     "Note" shall mean the Revolving Credit Note.

     "Notice of Borrowing" shall mean the Lender's form of notice of borrowing or other form of notice of borrowing acceptable to the Lender.

     "Obligations" shall mean all obligations, liabilities and indebtedness of each Company to the Lender, whether now existing or hereafter created, absolute or contingent, direct or indirect, due or not, whether created directly or acquired by assignment or otherwise, arising under or relating to this Agreement, the Note or any other Loan Document including, without limitation, all obligations, liabilities and indebtedness of any Company with respect to the principal of and interest on the Loans, reimbursement of Letters of Credit, and obligations arising under Hedging Agreements with the Lender (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, and interest that but for the filing of a petition in bankruptcy with respect to any Company, would accrue on such obligations, whether or not a claim is allowed against such Company for such interest in the related bankruptcy proceeding), and all fees, costs, expenses and indemnity obligations of the Companies hereunder, under any other Loan Document or under any Hedging Agreement. The Obligations shall be joint and several obligations of the Companies.

     "Payment Office" shall mean the Lender's office located at 241-02 Northern Boulevard, Douglaston, New York 11362 or such other office as the Lender may designate from time to time.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

     "Permitted Acquisitions" shall mean any acquisition (whether by merger or otherwise) by Aceto or any Subsidiary of Aceto of more than 50% of the outstanding capital stock, membership interests, partnership interests or other similar ownership interests of a Person which is engaged in a line of business similar to the business of Aceto or such Subsidiary (or reasonable extensions thereof) or the purchase of all or substantially all of the assets owned by such Person; provided (a) the Lender shall have received, within ten (10) Business Days of the closing of such Permitted Acquisition, (i) with respect to a Person which constitutes a Material Domestic Subsidiary, to the extent not previously received, a duly executed Guaranty, and (ii) with respect to a Person which constitutes a First-Tier Foreign Subsidiary, to the extent not previously received, a duly executed Pledge Agreement by the parent of such First-Tier Foreign Subsidiary, to the extent such documents are required to be delivered pursuant to Section 6.13 hereof; (b) the Lender shall have received evidence reasonably satisfactory to it that the shares or other interests in the Person, or the assets of the Person, which is the subject of the Permitted Acquisition are, or will be promptly following the closing of such Permitted Acquisition, free and clear of all Liens, except Permitted Liens, including, without limitation, with respect to the acquisition of shares or other equity interests, free of any restrictions on transfer other than restrictions applicable to the sale of securities under federal and state securities laws and regulations generally or, with respect to the acquisition of any Foreign Subsidiary, restrictions applicable to the sale of securities under applicable laws or regulations of the applicable foreign jurisdiction; (c) the Lender shall have received not less than five (5) Business Days preceding the closing of such Permitted Acquisition, the documentation governing the proposed acquisition, including, without limitation, the purchase agreement with respect thereto, together with such other additional documentation or information with respect to the proposed acquisition as the Lender may reasonably require; (d) no Default or Event of Default shall have occurred and be continuing immediately prior to or would occur after giving effect to the acquisition on a pro forma basis; (e) the Lender shall have received projections and pro forma financial statements showing that, after giving effect to such acquisition, (i) no Default or Event of Default shall have occurred and (ii) such acquisition will not be a Leveraged Purpose Transaction; (e) the acquisition has either (i) been approved by the Board of Directors or other governing body of the Person which is the subject of the acquisition or (ii) been recommended for approval by the Board of Directors or other governing body of such Person to the shareholders or other members of such Person and subsequently approved by the shareholders or such members if shareholder or such member approval is required under applicable law or the by-laws, certificate of incorporation or other governing instruments of such Person; and (f) prior to the closing of any such acquisition, the

Companies shall have delivered evidence to the Lender that, on a PRO FORMA basis, the Companies will be in compliance with the financial condition covenants of Section 7.13 hereof upon completion of such acquisition;

     "Permitted Liens" shall mean the Liens specified in clauses (a) through (i) of Section 7.01.

     "Person" shall mean any natural person, corporation, limited liability company, limited liability partnership, business trust, joint venture, association, company, partnership or Governmental Authority.

     "Plan" shall mean any multi-employer or single-employer plan defined in
Section 4001 of ERISA, which covers, or at any time during the five calendar years preceding the date of this Agreement covered, employees of Aceto, or any Subsidiary of Aceto or an ERISA Affiliate on account of such employees' employment by Aceto, or any Subsidiary of Aceto or an ERISA Affiliate.

     "Pledge Agreement" shall mean the Pledge Agreement, substantially in the form attached hereto as Exhibit B to be executed and delivered on the Closing Date by Aceto and each Subsidiary of Aceto, respectively, pursuant to Section
5.01 and, thereafter, each pledge agreement executed by any Domestic Subsidiary of Aceto who may be required to execute the same pursuant to Section 6.13, as each of the same may hereafter be amended, restated, supplemented or otherwise modified from time to time.

     "Prime Rate" shall mean the rate per annum announced by the Lender from time to time as its prime rate in effect at its principal office, each change in the Prime Rate shall be effective on the date such change is announced to become effective.

     "Prime Rate Loans" shall mean Loans at such as they are being made and/or maintained at a rate of interest based on the Prime Rate.

     "Quoted Rate" shall mean a rate of interest per annum quoted to the Companies by the Lender, in its discretion, on the requested Borrowing Date for the requested Quoted Rate Loan. Such quote rate shall be the fixed rate which would be applicable to a Quoted Rate Loan made by the Lender on the requested date for the proposed Quoted Rate Loan. Notwithstanding any other provision of this Agreement, (i) the rate so quoted by the Lender shall be determined in the sole discretion of the Lender by reference to such factors and consideration as the Lender shall deem relevant and (ii) the Lender shall not be required to quote any rate at all for any reason whatsoever for any prosed Quoted Rate Loan or upon the termination of any Interest Period relating to any existing Quoted Rate Loan.

     "Quoted Rate Loans" shall mean loans at such time as they are made and/or maintained at a rate of interest based upon the Quoted Rate.

     "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

     "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan as to which the 30 day notice requirement has not been waived by the PBGC.

     "Reserve Adjusted Libor" shall mean with respect to the Interest Period pertaining to a LIBOR Rate Loan, the rate per annum equal to the product (rounded upwards to the next higher 1/16 of one percent) of (a) the annual rate of the interest at which Dollar deposits of an amount comparable to the amount of such Loan and for a period equal to the Interest Period applicable thereto are offered to the London office of the Lender in immediately available funds in the London interbank market for Eurodollars by leading banks in the eurodollar market at approximately 11:00 A.M. (London time) on the second Business Day prior to the commencement of such Interest Period, multiplied by (b) the Eurocurrency Reserve Requirement

     "Revolving Credit Commitment" shall mean the Lender's obligation to make Revolving Credit Loans to the Companies in an aggregate amount not to exceed $15,000,000, as such amount may be adjusted in accordance with the terms of this Agreement.

     "Revolving Credit Commitment Period" shall mean the period from and including the Closing Date to, but not including, the Revolving Credit Commitment Termination Date or such earlier date as the Revolving Credit Commitment shall terminate as provided herein.

     "Revolving Credit Commitment Termination Date" shall mean June 30, 2004.

     "Revolving Credit Loans" shall have the meaning set forth in Section
2.01(a).

     "Revolving Credit Note" shall have the meaning set forth in Section 2.02.

     "Security Documents" shall mean the Pledge Agreements and each other collateral security document delivered to the Lender hereunder.

     "Solvent" shall mean with respect to any Person as of the date of determination thereof that (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise," as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required on its debts as such debts become absolute and matured, (c) such Person will not have as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature.

     "Standby Letter of Credit" shall mean any letter of credit issued to support an obligation of a Person and which may be drawn on only upon the failure of such Person to perform such obligation or other contingency.

     "Subsidiaries" shall mean with respect to any Person any corporation, association or other business entity more than 50% of the voting stock or other ownership interests (including, without limitation, membership interests in a limited liability company) of which is at the time owned or controlled, directly or indirectly, by such Person or one or more of its Subsidiaries or a combination thereof.

     "Taxes" shall have the meaning set forth in Section 3.10.

     "Type" shall mean as to any Loan its status as a Prime Rate Loan, a LIBOR Rate Loan or a Quoted Rate Loan.

     "Unfunded Capital Expenditures" shall mean Capital Expenditures which are not financed with the proceeds from any Indebtedness.

     "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the present value of the accrued benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, determined in accordance with Section 412 of the Code.

     SECTION 1.02. TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter. Except as otherwise herein specifically provided, each accounting term used herein shall have the meaning given to it under Generally Accepted Accounting Principles. The term "including" shall not be limited or exclusive, unless specifically indicated to the contrary. The word "will" shall be construed to have the same meaning in effect as the word "shall". The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, including the exhibits and schedules hereto, all of which are by this reference incorporated into this Agreement.

                                   ARTICLE II
                                     LOANS

     SECTION 2.01. REVOLVING CREDIT LOANS. (a) Subject to the terms and conditions, and relying upon the representations and warranties, set forth herein, the Lender severally agrees to make loans (individually a "Revolving Credit Loan" and, collectively, the "Revolving Credit Loans") to the Companies from time to time during the Revolving Credit Commitment Period up to but not exceeding at any one time outstanding the amount of its Revolving Credit Commitment; PROVIDED, HOWEVER, that no Revolving Credit Loan shall be made if, after giving effect to such Revolving Credit Loan, the Aggregate Outstandings would exceed the Revolving Credit Commitment in effect at such time. During the Revolving Credit Commitment Period, the

Companies may from time to time borrow, repay and reborrow hereunder on or after the date hereof and prior to the Revolving Credit Commitment Termination Date, subject to the terms, provisions and limitations set forth herein. The Revolving Credit Loans may be (i) LIBOR Rate Loans, (ii) Prime Rate Loans, (iii) Quoted Rate Loans or (iv) a combination thereof.

     (b) The Companies shall give the Lender irrevocable written notice (or telephonic notice promptly confirmed in writing) not later than 11:00 a.m. (New York, New York time), three Business Days prior to the date of each proposed LIBOR Rate Loan under this Section 2.01 or prior to 11:00 a.m. (New York, New York time) on the date of each proposed Prime Rate Loan or Quoted Rate Loan under this Section 2.01. Such notice shall be irrevocable and shall specify (i) the amount and Type of the proposed borrowing, (ii) the proposed use of the loan proceeds, (iii) the initial Interest Period if a Fixed Rate Loan, and (iv) the proposed Borrowing Date. Except for borrowings which utilize the full remaining amount of the Revolving Credit Commitment, each borrowing of a Prime Rate Loan shall be in an amount not less than $250,000 or, if greater, whole multiples of $100,000 in excess thereof. Each borrowing of Fixed Rate Loan shall be an amount not less than $500,000 or whole multiples of $100,000 in excess thereof. Funding of all Loans shall be made in accordance with Section 3.12 of this Agreement.

     (c) The Companies shall have the right, upon not less than three Business Days' prior written notice to the Lender to terminate the Revolving Credit Commitment or from time to time to permanently reduce the amount of the Revolving Credit Commitment; provided, however, that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the Aggregate Outstandings would exceed the Revolving Credit Commitment as then reduced; provided, further, that any such termination or reduction requiring prepayment of any Fixed Rate Loan shall be made only on the last day of the Interest Period with respect thereto or on the date of payment in full of all amounts owing pursuant to Section 3.08 as a result of such termination or reduction. Any such reduction shall be in the amount of $250,000 or whole multiples of $100,000 in excess thereof, and shall reduce permanently the amount of the Revolving Credit Commitment then in effect.

     (d) The agreement of the Lender to make Revolving Credit Loans pursuant to this Section 2.01 shall automatically terminate on the Revolving Credit Commitment Termination Date. Upon such termination, the Companies shall immediately repay in full the principal amount of the Revolving Credit Loans then outstanding, together with all accrued interest thereon and all other amounts due and payable hereunder.

     SECTION 2.02. REVOLVING CREDIT NOTE. The Revolving Credit Loans made by the Lender shall be evidenced by a promissory note of the Companies (the "Revolving Credit Note"), substantially in the form attached hereto as Exhibit A, appropriately completed, duly executed and delivered on behalf of the Companies and payable to the order of the Lender in a principal amount equal to the Revolving Credit Commitment of the Lender. The Revolving Credit Note shall
(a) be dated the Closing Date, (b) be stated to mature on the Revolving Credit Commitment Termination Date, and (c) bear interest from the date thereof until paid in full on the unpaid principal amount thereof from time to time outstanding as provided in
Section 3.01. The Lender is authorized to record the date, Type and amount of each Revolving Credit Loan and the date and amount of each payment or prepayment of principal of each Revolving Credit Loan in the Lender's records or on the grid schedule annexed to the Revolving Credit Note; PROVIDED, HOWEVER, that the failure of the Lender to set forth each such Revolving Credit Loan, payment and other information shall not in any manner affect the obligation of the Companies to repay each Revolving Credit Loan made by the Lender in accordance with the terms of its Revolving Credit Note and this Agreement. The Revolving Credit Note, the grid schedule and the books and records of the Lender shall constitute presumptive evidence of the information so recorded absent manifest error.

     SECTION 2.03. LETTERS OF CREDIT. (a) GENERALLY. Subject to the terms and conditions set forth in this Agreement, upon the written request of the Companies in accordance herewith, the Lender shall issue Letters of Credit at any time during the Revolving Credit Commitment Period. Notwithstanding the foregoing, no Letter of Credit shall be issued if, after giving effect to the same, the Aggregate Outstandings would exceed the Revolving Credit Commitment. Furthermore, notwithstanding anything contained herein to the contrary, the Lender shall be under no obligation to issue a Letter of Credit if any order, judgment or decree of any court, arbitrator or governmental authority shall purport by its terms, to enjoin, restrict or restrain the Lender in any respect relating to the issuance of such Letter of Credit or a similar letter of credit, or any law, rule, regulation, policy, guideline or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Lender shall prohibit or direct the Lender in any respect relating to the issuance of such Letter of Credit or a similar letter of credit, or shall impose upon the Lender with respect to any Letter of Credit, any restrictions, any reserve or capital requirement or any loss, cost or expense not reimbursed by the Companies to the Lender. Each request for issuance of a Letter of Credit shall be in writing and shall be received by the Lender by no later than 12:00 p.m. (New York, New York time), on the day which is at least two Business Days prior to the proposed date of issuance. Such issuance shall occur by no later than 3:00 p.m. on the proposed date of issuance (assuming proper prior notice as aforesaid). Subject to the terms and conditions contained herein, the expiry date, and the amount and beneficiary of the Letters of Credit will be as designated by the Companies. Each Letter of Credit issued by the Lender hereunder shall identify: (i) the dates of issuance and expiry of such Letter of Credit, (ii) the amount of such Letter of Credit (which shall be a sum certain),
(iii) the beneficiary of such Letter of Credit, and (iv) the drafts and other documents necessary to be presented to the Lender upon drawing thereunder. No Letter of Credit issued hereunder shall expire more than 365 days from the date of issuance or creation thereof, and in no event shall any Letter of Credit mature after the Business Day which is immediately prior to the Revolving Credit Commitment Termination Date. The Companies agree to execute and deliver to the Lender such further documents and instruments in connection with any Letter of Credit issued hereunder (including without limitation, applications therefor) as the Lender in accordance with its customary practices may request.

     (b) DRAWINGS UNDER LETTERS OF CREDIT. The Companies hereby absolutely and unconditionally promise to pay to the Lender on the date of each drawing under a Letter of

Credit, in immediately available funds from its accounts, the amount of such drawing under such Letter of Credit.

     (c) LETTER OF CREDIT OBLIGATIONS ABSOLUTE. (i) The obligation of the Companies to reimburse the Lender as provided hereunder in respect of drawings under Letters of Credit shall rank PARI PASSU with the obligation of the Companies to repay the Revolving Credit Loans hereunder, and shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, the obligation of the Companies to reimburse the Lender in respect of drawings under Letters of Credit shall not be subject to any defense based on the non-application or misapplication by the beneficiary of the proceeds of any such drawing or the legality, validity, regularity or enforceability of the Letters of Credit or any related document, even though such document shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Companies, the beneficiary of any Letter of Credit or any financial institution or other party to which any Letter of Credit may be transferred. The Lender may accept or pay any draft presented to it under any Letter of Credit regardless of when drawn or made and whether or not negotiated, if such draft, accompanying certificate or documents and any transmittal advice are presented or negotiated on or before the expiry date of such Letter of Credit or any renewal or extension thereof then in effect, and is in substantial compliance with the terms and conditions of such Letter of Credit. Furthermore, neither the Lender nor any of its correspondents shall be responsible, as to any document presented under a Letter of Credit which appears to be regular on its face, and appears on its face to be in substantial compliance with the terms of the Letter of Credit, for the validity or sufficiency of any signature or endorsement, for delay in giving any notice or failure of any instrument to bear adequate reference to the Letter of Credit, or for failure of any Person to note the amount of any draft on the reverse of the Letter of Credit.

     (ii) Any action, inaction or omission on the part of the Lender or any of its correspondents under or in connection with any Letter of Credit or the related instruments, documents or property, if in good faith and in conformity with such laws, regulations or customs as are applicable, shall be binding upon the Companies and shall not place the Lender or any of its correspondents under any liability to the Companies in the absence of (x) gross negligence or willful misconduct by the Lender or its correspondents or (y) the failure by the Lender to pay under a Letter of Credit after presentation of a draft and documents strictly complying with such Letter of Credit unless the Lender is prohibited from making such payment pursuant to a court order. The Lender's rights, powers, privileges and immunities specified in or arising under this Agreement are in addition to any heretofore or at any time hereafter otherwise created or arising, whether by statute or rule of law or contract. All Letters of Credit issued hereunder will, except to the extent otherwise expressly provided therein or hereunder, be governed by the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce, Publication No. 500, and any subsequent revisions thereof.

                                  ARTICLE III
                PROVISIONS RELATING TO ALL EXTENSIONS OF CREDIT;
                                FEES AND PAYMENTS

     SECTION 3.01.  INTEREST RATE; CONTINUATION AND CONVERSION OF LOANS.

          (a) Each Prime Rate Loan shall bear interest for the period from the date thereof on the unpaid principal amount thereof at a fluctuating rate per annum equal to the Prime Rate.

          (b) Each LIBOR Rate Loan shall bear interest for the Interest Period applicable thereto on the unpaid principal amount thereof at a rate per annum equal to the Reserve Adjusted Libor determined for each Interest Period thereof in accordance with the terms hereof plus one and one-half percent (1.5%).

          (c) Each Quoted Rate Loan shall bear interest for the Interest Period applicable thereto on the unpaid principal amount thereof at a rate per annum equal to the Quoted Rate determined for each Interest Period thereof in accordance with the terms hereof.

          (d) Upon the occurrence and during the continuance of an Event of Default the outstanding principal amount of the Loans (excluding any defaulted payment of principal accruing interest in accordance with clause (e) below), shall, at the option of the Lender, bear interest payable on demand at a rate of interest 3% per annum in excess of the interest rate otherwise then in effect or, if no rate is in effect, 3% per annum in excess of the Alternate Base Rate.

          (e) If any of the Companies shall default in the payment of the principal of or interest on any portion of any Loan or any other amount becoming due hereunder, whether with respect to reimbursement of drawings under Letters of Credit, interest, fees, expenses or otherwise, the Companies shall pay interest on such defaulted amount accruing from the date of such default (without reference to any period of grace) up to and including the date of actual payment (after as well as before judgment) at a rate of 3% per annum in excess of the rate otherwise in effect or, if no rate is in effect, 3% per annum in excess of the Prime Rate.

          (f) The Companies may elect from time to time to convert outstanding Loans from Fixed Rate Loans to Prime Rate Loans or a Fixed Rate Loan of another type by giving the Lender at least three Business Day's prior irrevocable written notice of such election, provided that any such conversion of Fixed Rate Loans shall only be made on the last day of an Interest Period with respect thereto or upon the date of payment in full of any amounts owing pursuant to
Section 3.08 as a result of such conversion. The Companies may elect from time to time to convert outstanding Loans from Prime Rate Loans to any Type of Fixed Rate Loan by giving the Lender irrevocable written notice of such election not later than 11:00 a.m. (New York, New York time), (i) three Business Days prior to the date of the proposed conversion., with respect to a LIBOR Rate Loan and
(ii) on the date of the proposed conversion, with respect to a Quoted

Rate Loan All or any part of outstanding Prime Rate Loans may be converted as provided herein, provided that each conversion shall be in the principal amount of $500,000 or whole multiples of $100,000 in excess thereof, and further provided that no Default or Event of Default shall have occurred and be continuing. Any conversion to or from any type of Fixed Rate Loans hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Fixed Rate Loans having the same Interest Period shall not be less than $500,000.

     (g) Any Fixed Rate Loan in a minimum principal amount of $500,000 may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Companies with the notice provisions contained in the definition of Interest Period; provided, that no Fixed Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Prime Rate Loan on the last day of the Interest Period in effect when the Lender is notified, or otherwise has actual knowledge, of such Default or Event of Default.

     (h) If the Companies shall fail to select the duration of any Interest Period for any Fixed Rate Loan in accordance with the definition of "Interest Period" set forth in Section 1.01, the Companies shall be deemed to have selected an Interest Period of one month.

     (i) No Loan may be funded as a Fixed Rate Loan, or converted to or continued as a Fixed Rate Loan, with an Interest Period that extends beyond the Revolving Credit Commitment Termination Date.

     (j) Anything in this Agreement or in any Note to the contrary notwithstanding, the obligation of the Companies to make payments of interest shall be subject to the limitation that payments of interest shall not be required to be paid to the Lender to the extent that the charging or receipt thereof would not be permissible under the law or laws applicable to the Lender limiting the rates of interest that may be charged or collected by the Lender. In each such event payments of interest required to be paid to the Lender shall be calculated at the highest rate permitted by applicable law until such time as the rates of interest required hereunder may lawfully be charged and collected by the Lender. If the provisions of this Agreement or any Note would at any time otherwise require payment by the Companies to the Lender of any amount of interest in excess of the maximum amount then permitted by applicable law, the interest payments to the Lender shall be reduced to the extent necessary so that the Lender shall not receive interest in excess of such maximum amount.

     (k) Interest on each Loan shall be payable in arrears on each Interest Payment Date and shall be calculated on the basis year of 360 days and shall be payable for the actual days elapsed. Any rate of interest on the Loans or other Obligations which is computed on the basis of the Prime Rate shall change when and as the Prime Rate changes in accordance with the definition thereof. Each determination by the Lender of an interest rate or fee hereunder shall, absent manifest error, be conclusive and binding for all purposes.

     SECTION 3.02. USE OF PROCEEDS. The proceeds of the Revolving Credit Loans shall be used solely for the working capital needs of the Companies in the ordinary course of its business and to fund Permitted Acquisitions, provided that Revolving Credit Loans for the purpose of funding a Permitted Acquisition shall be subject to the prior written consent of the Lender, in its sole discretion. Letters of Credit issued by the Lender hereunder shall be for the account of the Companies and shall be issued to provide the primary payment mechanism in connection with the purchase of any materials, goods or services by any Company in the ordinary course of business.

     SECTION 3.03. PREPAYMENTS. (a) The Companies may at any time and from time to time prepay the then outstanding Loans, in whole or in part, without premium or penalty, except as provided in Section 3.08 with respect to any prepayment or payment of a Fixed Rate Loan on a date other than the last day of the Interest Period with respect thereto, upon written notice to the Lender (or telephonic notice promptly confirmed in writing) not later than 11:00 a.m. (New York, New York time), three Business Days before the date of prepayment with respect to prepayments of Fixed Rate Loans, or 11:00 a.m. (New York, New York time) one Business Day before the date of prepayment with respect to Prime Rate Loans. Each notice shall be irrevocable and shall specify the date and amount of prepayment and whether such prepayment is of LIBOR Rate Loans, Prime Rate Loans or Quoted Rate Loans, or a combination thereof, and if a combination thereof, the amount of prepayment allocable to each. If such notice is given, the Companies shall make such prepayment, and the amount specified in such notice shall be due and payable, on the date specified therein. Each partial prepayment of a Fixed Rate Loan pursuant to this Section 3.03 shall be in a principal amount of $500,000 or whole multiples of $100,000 in excess thereof. Each partial prepayment of a Prime Rate Loan pursuant to this Section 3.03 shall be in a principal amount of $250,000 or whole multiples of $100,000 in excess thereof.

          (b)  Each prepayment of principal of a Loan pursuant to this Section
3.03 shall be accompanied by accrued interest to the date prepaid on the amount prepaid. Unless otherwise directed by the Companies pursuant to Section 3.03(a), partial prepayments of any Loan shall be applied first to outstanding Prime Rate Loans and then to Fixed Rate Loans in such order as the Lender shall determine in its sole and absolute discretion.

     SECTION 3.04.  FEES.

          (a) Each of the Companies agrees to pay to the Lender a commitment fee on the average daily unused portion of the Revolving Credit Commitment from the date of this Agreement until the Revolving Credit Commitment Termination Date at a rate per annum equal to one-quarter of one percent (.25%), based on a year of 360 days, payable in arrears on the last day of March, June, September, and December of each year commencing June 30, 2002, on the Revolving Credit Commitment Termination Date and on each date the Revolving Credit Commitment is permanently reduced in whole or in part.

          (b) The Companies shall pay to the Lender, on demand, all customary fees charged by the Lender with respect to the processing and administration of letters of credit, (including, without limitation, amendments, renewals or extensions of letters of credit).

          (c) The Companies agree to pay to the Lender a non-refundable facility fee of $40,000 which shall be paid in full on the Closing Date.

     SECTION 3.05. INABILITY TO DETERMINE INTEREST RATE. In the event that the Lender shall have determined (which determination shall be conclusive and binding upon the Companies) that, by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for ascertaining the Reserve Adjusted Libor applicable pursuant to Section 3.01(b) for any requested Interest Period with respect to (a) the making of a LIBOR Rate Loan, (b) a LIBOR Rate Loan that will result from the requested conversion of a Prime Rate Loan or a Quoted Rate Loan into a LIBOR Rate Loan, or (c) the continuation of an LIBOR Rate Loan beyond the expiration of the then current Interest Period with respect thereto, the Lender shall forthwith give notice by telephone of such determination, promptly confirmed in writing, to the Companies of such determination. Until the Lender notifies each of the Companies that the circumstances giving rise to the suspension described herein no longer exist, each of the Companies shall not have the right to request or continue a LIBOR Rate Loan or to convert a Prime Rate Loan or a Quoted Rate Loan to a LIBOR Rate Loan.

     SECTION 3.06. ILLEGALITY. Notwithstanding any other provisions herein, if any introduction of or change in any law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for the Lender to make or maintain Fixed Rate Loans as contemplated by this Agreement, the Lender shall forthwith give notice by telephone of such circumstances, promptly confirmed in writing, and (a) the commitment of the Lender to make and to allow conversion to or continuations of Fixed Rate Loans shall forthwith be cancelled for the duration of such illegality and (b) the Loans then outstanding as Fixed Rate Loans, if any, shall be converted automatically to Prime Rate Loans on the next succeeding last day of each Interest Period applicable to such Fixed Rate Loans or within such earlier period as may be required by law. The Companies shall pay to the Lender, upon demand, any additional amounts required to be paid pursuant to Section 3.08 hereof.

     SECTION 3.07. INCREASED COSTS. (a) In the event that any introduction of or change in, on or after the date hereof, any applicable law, regulation, treaty, order, directive or in the interpretation or application thereof (including, without limitation, any request, guideline or policy, whether or not having the force of law, of or from any central bank or other governmental authority, agency or instrumentality and including, without limitation, Regulation D), by any authority charged with the administration or interpretation thereof shall occur, which:

          (i) shall subject the Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, any Loan, or any Letter of Credit or change the basis of taxation of payments to the Lender of principal, interest, fees or any other amount payable hereunder (other than any tax that is measured with respect to the overall net income of the Lender or lending office of the Lender and that is imposed by the United States of America, or any political subdivision or taxing authority thereof or therein, or by any jurisdiction in which the Lender's lending office is located, or by any jurisdiction in which the Lender is organized, has its principal office or is managed and controlled); or

          (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement (whether or not having the force of law) against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of the Lender; or

          (iii) shall impose on the Lender any other condition, or change therein; and the result of any of the foregoing is to increase the cost to the Lender of making, renewing or maintaining or participating in advances or extensions of credit hereunder or to reduce any amount receivable hereunder, in each case by an amount which the Lender deems material, then, in any such case, the Companies shall pay the Lender, upon demand, such additional amount or amounts as the Lender shall have determined will compensate the Lender for such increased costs or reduction.

          (b) If the Lender shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender (or any lending office of the Lender) or the Lender's holding company, with any request or directive regarding capital adequacy (whether or not having the force of the law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Lender's capital or on the capital of the Lender's holding company as a consequence of its obligations hereunder to a level below that which the Lender could have achieved but for such adoption, change or compliance (taking into consideration the Lender's policies and the policies of the Lender's holding company with respect to capital adequacy) by an amount deemed by the Lender to be material, then from time to time, the Companies shall pay to the Lender, the additional amount or amounts as the Lender shall have determined will compensate the Lender or the Lender's holding company for such reduction. The Lender's determination of such amounts shall be conclusive and binding on the Companies absent manifest error.

          (c) A certificate of the Lender setting forth the amount or amounts payable pursuant to Sections 3.07(a) and 3.07(b) above shall be conclusive absent manifest error. The Companies shall pay the Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

          (d) In the event the Lender shall be entitled to compensation pursuant to Section 3.07(a) or Section 3.07(b), it shall promptly notify the Companies of the event by reason of which it has become so entitled; provided, however, no failure on the part of the Lender to demand compensation under clause (a) or clause (b) above on one occasion shall constitute a waiver of its right to demand compensation on any other occasion.

     SECTION 3.08. INDEMNITY. The Companies agree to indemnify the Lender and to hold the Lender harmless from any loss, cost or expense which the Lender may sustain or incur, including, without limitation, interest or fees payable by the Lender to lenders of funds obtained by it in order to maintain Fixed Rate Loans hereunder, as a consequence of (a) default by the Companies in payment of the principal amount of or interest on any Fixed Rate Loan, (b) default by the Companies to accept or make a borrowing of a Fixed Rate Loan or a conversion into or continuation of a Fixed Rate Loan after the Companies have requested such borrowing, conversion or continuation, (c) default by the Companies in making any prepayment of any Fixed Rate Loan after the Companies give a notice in accordance with Section 3.03 of this Agreement and/or (d) the making of any payment or prepayment (whether mandatory or optional) of a Fixed Rate Loan or the making of any conversion of a Fixed Rate Loan to a Prime Rate Loan on a day which is not the last day of the applicable Interest Period with respect thereto. A certificate of the Lender setting forth such amounts shall be conclusive absent manifest error. The Companies shall pay the Lender the amount shown as due on any certificate within ten days after receipt thereof.

     SECTION 3.09. CHANGE OF LENDING OFFICE. The Lender agrees to use reasonable efforts to designate an alternate lending office with respect to its LIBOR Rate Loans affected by the events or circumstances described in Section 3.05, Section 3.06 or Section 3.07 to avoid or minimize the Companies' liability thereunder; provided, however, that such efforts shall not cause the imposition on the Lender of any additional cost or legal, regulatory or administrative burdens deemed by the Lender, in its sole discretion, to be material.

     SECTION 3.10. TAXES. Except as set forth in clause (c) below or as required by law, all payments made by the Companies under this Agreement shall be made free and clear of, and without reduction for or on account of, any present or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding income and franchise taxes imposed on the Lender by (i) the United States of America or any political subdivision or taxing authority thereof or therein, (ii) the jurisdiction under the laws of which the Lender is organized or in which it has its principal office or is managed and controlled or any political subdivision or taxing authority thereof or therein, or (iii) any jurisdiction in which the Lender's lending office is located or any political subdivision or taxing authority thereof or therein (such non-excluded taxes being called "TAXES"). If any Taxes are required to be withheld from any amounts payable to the Lender hereunder, or under the Note, the amount so payable to the Lender shall be increased to the extent necessary to yield to the Lender (after payment of all Taxes and free and clear of all liability in respect of such Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Note. Whenever any Taxes are payable by the Companies, as promptly as possible thereafter, the Companies shall send to the Lender, as the case may be, a certified copy of an original official receipt showing payment thereof. If the Companies fail to pay Taxes when due to the appropriate taxing authority or fails to remit to the Lender the required receipts or other required documentary evidence, the Companies shall indemnify the Lender for any incremental taxes, interest or penalties that may become payable by the Lender as a result of any such failure together with any expenses payable by the Lender in connection therewith.

     SECTION 3.11. PAYMENTS. All payments (including prepayments) to be made by the Companies on account of principal, interest, fees and reimbursement obligations shall be made without set-off or counterclaim and shall be made to the Lender, at the Payment Office of the Lender in Dollars in immediately available funds. The Lender may, in its sole discretion, directly charge principal and interest payments due in respect of the Loans and reimbursement obligations with respect to Letters of Credit to the Companies' accounts at the Payment Office or other office of the Lender. Except as otherwise provided in the definition of "Interest Period", if any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

     SECTION 3.12. DISBURSEMENT OF LOANS. The Lender shall make each Loan to be made by it hereunder available to the Companies at the Payment Office by crediting the account of the Companies with such amount and in like funds; provided, however, that if the proceeds of any Loan or any portion thereof are to be used to prepay outstanding Loans, then the Lender shall apply such proceeds for such purpose to extent necessary and credit the balance, if any, to the Companies' account.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

     In order to induce the Lender to enter into this Agreement and to extend the credit herein provided for, the Companies, jointly and severally, represent and warrant to the Lender that:

     SECTION 4.01. ORGANIZATION, POWERS. Each Company (a) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation or formation, (b) has the power and authority to own its properties and to carry on its business as now being conducted, (c) is duly qualified to do business in every jurisdiction wherein the conduct of its business or the ownership of its properties are such as to require such qualification except those jurisdictions in which the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, and (d) has the power to execute, deliver and perform each of the Loan Documents to which it is a party, including, without limitation, with respect to each Company, the power to obtain extensions of credit hereunder and to execute and deliver the Note.

     SECTION 4.02. AUTHORIZATION OF BORROWING, ENFORCEABLE OBLIGATIONS. The execution, delivery and performance by the Companies of this Agreement, and the other Loan Documents to which it is a party, the borrowings and the other extensions of credit to the

Companies hereunder, and the execution, delivery and performance by each of its Subsidiaries of the Loan Documents to which such Subsidiary is a party, (a) have been duly authorized by all requisite corporate, limited partnership or limited liability action, (b) will not violate or require any consent (other than consents as have been made or obtained and which are in full force and effect) under (i) any provision of law applicable to any Company or any Subsidiary of any Company, any rule or regulation of any Governmental Authority, or the Certificate of Incorporation or By-laws of any Company or the Certificate of Incorporation, By-Laws, or other organizational documents, as applicable, of any Subsidiary of any Company or (ii) any order of any court or other Governmental Authority binding on any Company or any Subsidiary of any Company or any indenture, agreement or other instrument to which any Company or any Subsidiary of any Company is a party, or by which any Company or any Subsidiary of any Company or any of its property is bound, and (c) will not be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under, any such indenture, agreement or other instrument, or result in the creation or imposition of any Lien, of any nature whatsoever upon any of the property or assets of any Company or any Subsidiary of any Company other than as contemplated by this Agreement or the other Loan Documents. This Agreement and each other Loan Document to which any Company or any of its Subsidiaries is a party constitutes a legal, valid and binding obligation of such Company and each such Subsidiary of such Company, as the case may be, enforceable against such Company and each such Subsidiary of such Company, as the case may be, in accordance with its terms.

     SECTION 4.03. FINANCIAL CONDITION. (a) The Companies have heretofore furnished to the Lender (i) the audited consolidated balance sheet of Aceto and its Subsidiaries and the related consolidated statement of income, retained earnings and cash flow of Aceto and its Subsidiaries, audited by KPMG LLP, independent certified public accountants, for the fiscal year ended June 30, 2001, and (ii) the unaudited consolidated balance sheet of Aceto and its Subsidiaries and the related consolidated statements of income, retained earnings and cash flow of Aceto and its Subsidiaries for the six month period ended December 31, 2001. Such financial statements were prepared in conformity with Generally Accepted Accounting Principles, applied on a consistent basis, and fairly present the consolidated financial condition and consolidated results of operations of Aceto and its Subsidiaries as of the date of such financial statements and for the periods to which they relate and since June 30, 2001, no Material Adverse Effect has occurred. The Companies shall deliver to the Lender, with a copy for the Lender a certificate of the Chief Financial Officer to that effect on the Closing Date. Other than obligations and liabilities arising in the ordinary course of business since June 30, 2001, there are no material obligations or liabilities contingent or otherwise, of Aceto or any of its Subsidiaries which are not reflected or disclosed on such audited statements other than obligations of Aceto and any of its Subsidiaries incurred in the ordinary course of business (which shall be deemed to exclude acquisitions by Aceto or any Subsidiary of Aceto of the business or assets (including, without limitation stock) of any Person).

          (b) Each Company is Solvent and immediately after giving effect to each Loan and each other extension of credit contemplated by this Agreement and the execution of each Loan Document, will be Solvent.

     SECTION 4.04. TAXES. All assessed deficiencies resulting from Internal Revenue Service examinations of the federal income tax returns of Aceto or any of its Subsidiaries have been discharged or reserved against in accordance with Generally Accepted Accounting Principles. Aceto and each of its Subsidiaries has filed or caused to be filed all federal, state and local tax returns which are required to be filed, and has paid or has caused to be paid all taxes as shown on said returns or on any assessment received by them, to the extent that such taxes have become due, except taxes which are being contested in good faith and which are reserved against in accordance with Generally Accepted Accounting Principles.

     SECTION 4.05. TITLE TO PROPERTIES. Aceto and each of its Subsidiaries has good title to their respective properties and assets, except for such properties and assets as have been disposed of since the date of such financial statements as no longer used or useful in the conduct of their respective businesses or as have been disposed of in the ordinary course of business, and all such properties and assets are free and clear of all Liens other than Permitted Liens.

     SECTION 4.06. LITIGATION. (a) Except as set forth on Schedule VIII, there are no actions, suits or proceedings (whether or not purportedly on behalf of Aceto or any of its Subsidiaries) pending or, except as set forth on Schedule VIII, to the knowledge of the Companies, threatened against or affecting Aceto or any of its Subsidiaries at law or in equity or before or by any Governmental Authority, which involve any of the transactions contemplated herein or which, if adversely determined against Aceto or such Subsidiary, could reasonably be expected to result in a Material Adverse Effect; and (b) neither Aceto nor any of its Subsidiaries is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any Governmental Authority which could reasonably be expected to result in a Material Adverse Effect.

     SECTION 4.07. AGREEMENTS. Neither Aceto nor any of its Subsidiaries is a party to any agreement or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or regulation which could reasonably be expected to have a Material Adverse Effect. Neither Aceto nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party, which default could reasonably be expected to have a Material Adverse Effect.

     SECTION 4.08. COMPLIANCE WITH ERISA. Each Plan is in compliance with ERISA; no Plan is insolvent or in reorganization, no Plan or Plans have an Unfunded Current Liability, and no Plan has an accumulated or waived funding deficiency; neither Aceto, its Subsidiaries nor any ERISA Affiliate has incurred any liability to or on account of a Plan pursuant to Section 515, 4062, 4063, 4064, 4201 or 4204 of ERISA or expects to incur any liability under any of the foregoing sections on account of the prior termination of participation in or contributions to any such Plan; no proceedings have been instituted to terminate any Plan; no condition exists which could reasonably be expected to present a risk to any Company, or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no lien imposed under the Code or ERISA on the assets of any Company, or any ERISA Affiliates exists or is likely to arise on account of any Plan and each Company, as applicable, may terminate contributions to any other employee benefit plans maintained by it without incurring any material liability to any Person interested therein.

     SECTION 4.09. FEDERAL RESERVE REGULATIONS; USE OF PROCEEDS. (a) Neither Aceto nor any of its Subsidiaries is engaged principally in, nor has as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States, as amended from time to time).

     (b) No part of the proceeds of any Loan and no other extension of credit hereunder will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or to carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, or to refund indebtedness originally incurred for such purposes, or (ii) for any purpose which violates or is inconsistent with the provisions of Regulation T,U, or X of the Board of Governors of the Federal Reserve System.

     (c) The proceeds of each Loan, and each other extension of credit hereunder shall be used solely for the purposes permitted under Section 3.02.

     SECTION 4.10. APPROVALS. No registration with or consent or approval of, or other action by, any Governmental Authority or any other Person is required in connection with the execution, delivery and performance of this Agreement by Aceto or any of its Subsidiaries, or with the execution and delivery of other Loan Documents to which it is a party or, with respect to any Company, the borrowings and each other extension of credit hereunder.

     SECTION 4.11. SUBSIDIARIES. Attached hereto as Schedule I is a correct and complete list of each of Aceto's Subsidiaries as of the Closing Date showing as to each Subsidiary, its name, the jurisdiction of its incorporation, its shareholders or other owners of an interest in each Subsidiary and the number of outstanding shares or other ownership interest owned by each shareholder or other owner of an interest.

     SECTION 4.12. HAZARDOUS MATERIALS. Except as set forth on Schedule VI hereto, Aceto and each of its Subsidiaries in compliance in all material respects with all applicable Environmental Laws and neither Aceto nor any of its Subsidiaries has used Hazardous Materials on, from, or affecting any property now owned or occupied or previously owned or occupied by any of Aceto or any of its Subsidiaries in any manner which violates any applicable Environmental Law. To the knowledge of the Companies, no prior owner of any such property or any tenant, subtenant, prior tenant or prior subtenant have used Hazardous Materials on, from, or affecting such property in any manner which violates any applicable Environmental Law.

     SECTION 4.13. INVESTMENT COMPANY ACT. Neither Aceto nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     SECTION 4.14. PLEDGE AGREEMENTS. Each Pledge Agreement executed by Aceto and each Domestic Subsidiary of the Companies, as applicable, shall, pursuant to its terms, constitute a valid and continuing lien on and security interest in the collateral referred to in such Pledge Agreement in favor of the Lender, which shall be prior to all other Liens, claims and rights of all other Persons in such collateral.

     SECTION 4.15. NO DEFAULT. No Default or Event of Default has occurred and is continuing.

     SECTION 4.16. MATERIAL CONTRACTS. All Material Contracts in effect on the date hereof are disclosed on Schedule V hereto. Each such Material Contract is in full force and effect and is binding upon and enforceable against Aceto and each of its Subsidiaries, in each case, to the extent they are a party thereto, and, to the Companies' knowledge, all other parties thereto in accordance with its terms, and there exists no default under any Material Contract by Aceto or any Subsidiary of Aceto or by any other party thereto which has not been fully cured or waived.

     SECTION 4.17. PERMITS AND LICENSES. Aceto and each of its Subsidiaries has all permits, licenses, certifications, authorizations and approvals required for it lawfully to own and operate their respective businesses except those the failure of which to have could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     SECTION 4.18. COMPLIANCE WITH LAW. Aceto and each of its Subsidiaries are in compliance, with all laws, rules, regulations, orders and decrees which are applicable to Aceto or any of its Subsidiaries, or to any of their respective properties

     SECTION 4.19. DISCLOSURE. Neither this Agreement, any other Loan Document, nor any other document, certificate or written statement furnished to the Lender by or on behalf of Aceto or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which they were made.

                                   ARTICLE V
                              CONDITIONS OF LENDING

     SECTION 5.01. CONDITIONS TO INITIAL EXTENSION OF CREDIT. The obligation of the Lender to make its initial Loan hereunder, and the obligation of the Lender to issue the initial Letter of Credit, are subject to the following conditions precedent:

     (a) NOTE. On or prior to the Closing Date, the Lender shall have received the Revolving Credit Note duly executed by the Companies.

     (b) PLEDGE AGREEMENTS. On or prior to the Closing Date, the Lender shall have received the Pledge Agreements duly executed by Aceto and each Domestic Subsidiary of Aceto, as applicable, with respect to the outstanding capital stock of each First Tier Foreign Subsidiary, together with the stock certificates evidencing the shares pledged thereunder and stock powers duly executed in blank by Aceto or such Subsidiary of Aceto or other documents or instruments of pledge necessary to create a first priority perfected security interest in such shares, as appropriate.

     (c) OPINION OF COUNSEL. On or prior to the Closing Date, the Lender shall have received a written opinion of counsel for the Companies dated the Closing Date and addressed to the Lender, substantially in the form of Exhibit C attached hereto and an opinion in form and substance satisfactory to the Lender of foreign counsel with respect to the security interests created pursuant to Pledge Agreement.

     (d) SUPPORTING DOCUMENTS. On or prior to the Closing Date, the Lender shall have received (i) a certificate of good standing for the Companies from the secretary of state of the states of their organizational jurisdiction dated as of a recent date; (ii) certified copies of the charter documents of the Companies, (iii) a certificate of an authorized officer of each Company dated the Closing Date and certifying: (x) that the charter documents of such Person have not been amended since the date of their certification (or if there has been any such amendment, attaching a certified copy thereof); (y) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of each of the Companies and by the board of directors or other governing body or Persons of each Domestic Subsidiary authorizing the execution, delivery and performance of each Loan Document to which it is a party, the borrowings and other extensions of credit hereunder; and (z) the incumbency and specimen signature of each officer of each Company and of each officer or other authorized Person of each Domestic Subsidiary executing each Loan Document to which any Company or any Domestic Subsidiary of any Company is a party and any certificates or instruments furnished pursuant hereto or thereto, and a certification by another officer of each Company and each Domestic Subsidiary as to the incumbency and signature of the Secretary or Assistant Secretary of such Company and each such Domestic Subsidiary; and (iv) such other documents as the Lender may reasonably request.

     (e) INSURANCE. On or prior to the Closing Date, the Lender shall have received a certificate or certificates of insurance from an independent insurance broker or brokers confirming the insurance required to be maintained pursuant to Section 6.01 hereof, and evidence that the Lender has been named loss payee and additional insured with respect to each policy of such insurance.

     (f) ASSETS FREE FROM LIENS. Prior to the Closing Date, the Lender shall have received UCC-1 financing statement, tax and judgment lien searches evidencing that each

Company's accounts receivable, inventory, equipment and all other assets of each Company are free and clear of all Liens except Permitted Liens.

     (g) FEES AND EXPENSES. On or prior to the Closing Date, the Lender shall have received the fees payable on the Closing Date pursuant to Section 3.04(c) and reimbursement of expenses in accordance with Section 9.03(b).

     (h) NO LITIGATION. There shall exist no action, suit, investigation, litigation or proceeding affecting any Company pending or, to the knowledge of any Company, threatened before any court, governmental agency or arbiter that could reasonably be expected to be adversely determined against such Company and, if so adversely determined, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     (i) CONSENTS AND APPROVALS. All governmental and third party consents and approvals necessary in connection with the transactions contemplated by this Agreement and the other Loan Documents shall have been obtained (without the imposition of any conditions that are not acceptable to the Lender) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the Lender that imposes materially adverse conditions upon the transactions contemplated hereby.

     (j) NO MATERIAL ADVERSE CHANGES. There shall not have occurred any material adverse change in the business, operations, properties, prospects or condition (financial or otherwise) of Aceto or Aceto and its Subsidiaries taken as a whole, since June 30, 2001.

     (k) DEUTSCHE BANK AND ING BANK DOCUMENTATION. The Lender and its counsel shall have received a copy of the documents executed in connection with the indebtedness owing by the Non-Domestic Subsidiaries to Deutsche Bank and ING Bank, all of which shall be satisfactory in form and substance to the Lender and its counsel.

     (l) MATERIAL CONTRACTS. The Lender shall have received a copy of each Material Contract and shall be satisfied with the form and substance of each thereof.

     (m) DUE DILIGENCE. The Lender shall have completed its due diligence with respect to the Companies and the Lender shall have been satisfied with the result thereof.

     (n) OFFICER'S CERTIFICATE. On the Closing Date, the Lender shall have received a certificate dated the Closing Date, executed by an Executive Officer confirming compliance with the conditions set forth in clauses (a), (b) and (c) of Section 5.02.

     (o) REORGANIZATION DOCUMENTATION. The Lender shall have received all documentation regarding the proposed reorganization of the Non-Domestic Subsidiaries and shall be satisfied with the results thereof.

     (p) OTHER INFORMATION, DOCUMENTATION. The Lender shall have received such other and further information and documentation as it may reasonably require, including, but not limited to, any information or documentation relating to compliance by each Company and each of its Subsidiaries with the requirements of all Environmental Laws.

     (q) COMPLETION OF PROCEEDINGS. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by the Loan Documents, shall be reasonably satisfactory in form and substance to the Lender, and its counsel.

     SECTION 5.02. CONDITIONS TO ALL EXTENSIONS OF CREDIT. The obligation of the Lender to make each Loan hereunder and the obligation of the Lender to issue, amend, renew or extend any Letter of Credit, including, without limitation, the initial Loan and initial Letter of Credit, are subject to the conditions precedent set forth in Section 5.01 and the following conditions precedent:

     (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties by the Companies pursuant to this Agreement and the other Loan Documents to which each is a party shall be true and correct in all material respects on and as of the Borrowing Date or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, with the same effect as though such representations and warranties had been made on and as of such date unless such representation is as of a specific date, in which case, as of such date.

     (b) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing on the Borrowing Date or on the date of issuance, amendment, renewal or extension of a Letter of Credit or will result after giving effect to the Loan requested or the requested issuance, amendment, renewal or extension of a Letter of Credit.

     (c) AVAILABILITY. After giving effect to any requested Revolving Credit Loan or Letter of Credit, the Aggregate Outstandings shall not exceed the Revolving Credit Commitment then in effect.

     (d) NOTICE OF BORROWING. The Lender shall have received a Notice of Borrowing duly executed by an Executive Officer with respect to the requested Loan.

     (e) ADDITIONAL DOCUMENTATION. With respect to the issuance, amendment, renewal or extension of any Letter of Credit, the Lender shall have received the documents and instruments requested by the Lender in accordance with the last sentence of Section 2.05(a).

Each borrowing hereunder and each issuance, amendment, renewal or extension of a Letter of Credit shall constitute a representation and warranty of the Companies that the statements contained in clauses (a), (b), and (c) of Section 5.02 are true and correct on and as of the Borrowing Date or as of the date of issuance, amendment, renewal or extension of a Letter of

Credit, as applicable, as though such representation and warranty had been made on and as of such date.

                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

     The Companies, jointly and severally, covenant and agree with the Lender that so long as the Commitment remains in effect, or any of the principal of or interest on the Note or any other Obligations hereunder shall be unpaid they will, and will cause each of Aceto's Subsidiaries to:

     SECTION 6.01. EXISTENCE, PROPERTIES, INSURANCE. Do or cause to be done all things necessary to preserve and keep in full force and effect its corporate, partnership or limited liability company existence, as applicable, rights and franchises and comply in all material respects with all laws applicable to it; at all times maintain, preserve and protect all franchises and trade names and preserve all of its property, in each case, used or useful in and material to the conduct of its business and keep the same in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted in the ordinary course at all times; and at all times maintain insurance covering its assets and its businesses with financially sound and reputable insurance companies or associations in such amounts and against such risks (including, without limitation, hazard, business interruption, public liability and product liability) as are usually carried by companies engaged in the same or similar business. Each such policy of insurance of the Companies shall name the Lender as loss payee and additional insured thereof and shall provide for at least thirty (30) days' prior written notice to the Lender of any modification or cancellation of such policies. The Companies shall provide to the Lender promptly upon receipt thereof evidence of the annual renewal of each such policy.

     SECTION 6.02. PAYMENT OF INDEBTEDNESS AND TAXES. (a) Pay all indebtedness and obligations, now existing or hereafter arising, as and when due and payable in accordance with customary trade practices, and (b) pay and discharge or cause to be paid and discharged promptly all taxes, assessments and government charges or levies imposed upon it or upon its income and profits, or upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that neither Aceto nor any Subsidiary of Aceto shall be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings, and Aceto or such Subsidiary, as the case may be, shall have set aside on its books adequate reserves determined in accordance with Generally Accepted Accounting Principles with respect to any such tax, assessment, charge, levy or claim so contested; further, provided that, subject to the foregoing proviso, Aceto and each of its Subsidiaries will pay or cause to be paid all such taxes, assessments, charges, levies or claims upon the commencement of proceedings to foreclose any lien which has attached as security therefor.

     SECTION 6.03.  FINANCIAL STATEMENTS, REPORTS, ETC. Furnish to the Lender:

          (a) as soon as available, but in any event within 90 days after the end of each fiscal year of Aceto, a copy of the audited consolidated and consolidating balance sheet of Aceto and its Subsidiaries as of the end of such year and the related audited consolidated statements of income, shareholders equity and cash flow for such year, setting forth in each case in comparative form the respective figures as of the end of and for the previous fiscal year, and accompanied by a report thereon of KPMG LLP or other independent certified public accountants of recognized standing selected by Aceto and satisfactory to the Lender (the "Auditor"), which report shall be unqualified, setting forth in comparative form the respective figures as of the end of and for the previous fiscal year and which support the financial statements delivered pursuant to clause (i), in each case of (i) and (ii) prepared in accordance with Generally Accepted Accounting Principles, applied on a consistent basis, and with respect to the statements referred to in clause (ii) accompanied by a certificate to that effect executed by the Chief Financial Officer;

          (b) as soon as available, but in any event not later than 45 days after the end of each quarterly period of each fiscal year of Aceto, a copy of the unaudited interim consolidated and consolidating balance sheet of Aceto and its Subsidiaries as of the end of each such quarter and the related unaudited interim consolidated and consolidating statements of income, shareholders equity and cash flow for such quarter and the portion of the fiscal year through such date and setting forth in each case in comparative form the respective figures for the corresponding date and period in the previous fiscal year, in each case prepared by the Chief Financial Officer in accordance with Generally Accepted Accounting Principles, applied on a consistent basis, and accompanied by a certificate to that effect executed by the Chief Financial Officer;

          (c) an annual debt compliance memorandum in the form previously provided to the Lender signed by the Auditor with each delivery required by clause (a);

          (d) a certificate prepared and signed by the Chief Financial Officer with each delivery required by (a) and (b), as to whether or not, as of the close of such preceding period and at all times during such preceding period, each Company was in compliance with all the provisions in this Agreement and the other Loan Documents, showing computation of financial covenants and quantitative negative covenants, and if the Chief Financial Officer shall have obtained knowledge of any default in such compliance or notice of such default, it shall disclose in such certificate such default or defaults or notice thereof and the nature thereof, whether or not the same shall constitute a Default or an Event of Default hereunder;

          (e) at all times indicated in clause (a) above a copy of the management letter, if any, prepared by the Auditor;

          (f) if applicable, promptly after filing thereof, copies of all regular and periodic financial information, proxy materials and other information and reports which Aceto or any of its Subsidiaries shall file with the Securities and Exchange Commission;

          (g) within ten (10) days after the end of each calendar quarter a schedule of Material Contracts in effect as of the last day of such calendar quarter;

          (h) promptly after submission to any government or regulatory agency, all documents and information furnished to such government or regulatory agency other than such documents and information prepared in the normal course of business and which could not reasonably be expected to result in any materially adverse action to be taken by such agency; and

          (i) promptly, from time to time, such other information regarding the operations, business affairs and condition (financial or otherwise) of Aceto or any of its Subsidiaries as the Lender may reasonably request.

     SECTION 6.04. BOOKS AND RECORDS; ACCESS TO PREMISES. Keep adequate records and proper books of record and account in which complete entries will be made in a manner to enable the preparation of financial statements in accordance with Generally Accepted Accounting Principles, and which shall reflect all financial transactions of each Company and each of its Subsidiaries. At any time, and from time to time permit the Lender or any agents or representatives thereof, to examine and make copies of and abstracts from the books and records of such information which the Lender deems is necessary or desirable (including, without limitation, the financial records of Aceto and each of its Subsidiaries) and to visit the properties of Aceto or any of its Subsidiaries and to discuss the affairs, finances and accounts of Aceto or any of its Subsidiaries with any of their respective Executive Officers or Aceto's independent accountants.

     SECTION 6.05. NOTICE OF ADVERSE CHANGE. Promptly notify the Lender in writing of (a) any change in the business or the operations of Aceto or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect, and (b) any information which indicates that any financial statements which are the subject of any representation contained in this Agreement, or which are furnished to the Lender pursuant to this Agreement, fail, in any material respect, to present fairly, as of the date thereof and for the period covered thereby, the financial condition and results of operations purported to be presented therein, disclosing the nature thereof.

     SECTION 6.06. NOTICE OF DEFAULT. Promptly notify the Lender of any Default or Event of Default which shall have occurred, which notice shall include a written statement as to such occurrence, specifying the nature thereof and the action (if any) which is proposed to be taken with respect thereto.

     SECTION 6.07. NOTICE OF LITIGATION. Promptly notify the Lender of any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency which, if adversely determined against Aceto or any Subsidiary of Aceto on the basis of the allegations and information set forth in the complaint or other notice of such action, suit or proceeding, or in the amendments thereof, if any, could reasonably be expected to have a Material Adverse Effect.

     SECTION 6.08. NOTICE OF DEFAULT IN OTHER AGREEMENTS. Promptly notify the Lender of any default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which Aceto or any Subsidiary of Aceto is a party which default could reasonably be expected to have a Material Adverse Effect.

     SECTION 6.09. NOTICE OF ERISA EVENT. Promptly deliver to the Lender a certificate of the Chief Financial Officer setting forth details as to such occurrence and such action, if any, which a Company, or an ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by such Company, such ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator, with respect thereto: that a Reportable Event has occurred with respect to a Plan, that an accumulated funding deficiency has been incurred or an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan, that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA, that one or more Plans have an Unfunded Current Liability giving rise to a Lien under ERISA, that proceedings may be or have been instituted to terminate a Plan, that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan, or that such Company, or any ERISA Affiliate will or may incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4201 or 4204 of ERISA. The Companies will deliver to the Lender a complete copy of the annual report (Form 5500) of each Plan required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Lender pursuant to the first sentence hereof, copies of annual reports and any other notices received by any Company required to be delivered to the Lender hereunder shall be delivered to the Lender no later than ten days after the later of the date such report or notice has been filed with the Internal Revenue Service or the PBGC, given to Plan participants or received by any Company.

     SECTION 6.10. NOTICE OF ENVIRONMENTAL LAW VIOLATIONS. Promptly notify the Lender of the receipt of any notice of an action, suit, and proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending against Aceto or any Subsidiary of Aceto relating to any alleged violation of any Environmental Law which could reasonably be expected to have a Material Adverse Effect.

     SECTION 6.11. NOTICE REGARDING MATERIAL CONTRACTS. Promptly notify the Lender of (a) any termination (prior to the end of its stated term), material amendment, material supplement or other material modification of any Material Contract and (b) the occurrence of a default by Aceto or any of its Subsidiaries, or by any party to any Material Contract of which the Companies are aware.

     SECTION 6.12. COMPLIANCE WITH APPLICABLE LAWS. Comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority, the breach of which could reasonably be expected to have a Material Adverse Effect.

     SECTION 6.13. SUBSIDIARIES. Give the Lender written notice of the creation, establishment or acquisition, in any manner, of any Subsidiary of Aceto not existing on the Closing Date not less than ten (10) days prior to such creation, establishment or acquisition. Aceto or any Domestic Subsidiary, as appropriate, (a) shall execute a Pledge Agreement (or such other agreement as shall be required by the Lender), as applicable, with respect to not more than 65% of the capital stock or equivalent interests of each Subsidiary which is or becomes First-Tier Foreign Subsidiary (together with certificates and powers with respect to such interests duly endorsed in blank, or such other documentation as requested by the Lender in order to grant and perfect a security interest in such interests); (b) shall cause each Subsidiary of Aceto which is a Domestic Subsidiary to execute a joinder agreement in form and substance satisfactory to the Lender pursuant to which such Domestic Subsidiary agrees to be bound by all of the obligations of a Company hereunder and under each Loan Document to which any Company is a party as if such Domestic Subsidiary was originally a party hereto and thereto; (c) deliver an opinion of counsel, simultaneously with the delivery of such pledge agreement executed pursuant to clause (a) above, that such Pledge Agreement is valid and enforceable in the jurisdiction of formation of such Foreign Subsidiary, provided that if such opinion cannot be provided, such Company or such Domestic Subsidiary, as appropriate, shall execute any additional documents that may be required in order to perfect the lien granted by such Pledge Agreement in such jurisdiction and to enable such counsel to deliver an acceptable opinion with respect thereto; in the case of both (a) and (b), within ten (10) Business Days after the creation, establishment or acquisition of such Subsidiary and in connection therewith shall deliver or cause to be delivered such proof of corporate action, incumbency of officers and other documents (including opinions of counsel) as are consistent with those delivered as to each Company pursuant to Section 5.01 hereof on the Closing Date, or as the Lender may request, each in form and substance satisfactory to the Lender.

     SECTION 6.14. ENVIRONMENTAL LAWS. Comply in all material respects with the requirements of all Environmental Laws, provide to the Lender all documentation in connection with such compliance that the Lender may reasonably request, and defend, indemnify, and hold harmless the Lender and its respective employees, agents, officers, and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to, (a) the presence, disposal, or release of any Hazardous Materials on any property at any time owned or occupied by Aceto or any Subsidiary of Aceto; (b) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials; (c) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials, and/or (d) any violation of applicable Environmental

Laws, including, without limitation, reasonable attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses.

                                  ARTICLE VII
                               NEGATIVE COVENANTS

     The Companies, jointly and severally, covenant and agree with the Lender that so long as the Commitment remains in effect or any of the principal of or interest on the Note or any other Obligations hereunder shall be unpaid, it will not, and will not cause or permit any Subsidiary of Aceto, directly or indirectly, to:

     SECTION 7.01. LIENS. Incur, create, assume or suffer to exist any Lien on any of their respective assets now or hereafter owned, other than:

          (a) Liens existing on the date hereof as set forth on Schedule II attached hereto including any renewals or extensions thereof; provided that no such Lien is extended to cover any additional property and that the amount of Indebtedness secured thereby is not increased;

          (b) Liens for taxes, assessments or other governmental charges or levies not yet delinquent or which are being contested in good faith by appropriate proceedings, provided, however, that adequate reserves with respect thereto are maintained on the books of the Companies or its Subsidiaries in accordance with Generally Accepted Accounting Principles;

          (c) Carriers', warehousemens', mechanics', suppliers' or other like Liens arising in the ordinary course of business and, to the extent the aggregate of such Liens secure obligations in excess of $300,000 in the aggregate, such Liens are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings in a manner which will not jeopardize or diminish the interest of the Lender in any of the collateral subject to the Security Documents;

          (d) Liens incurred or deposits to secure the performance of tenders, bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety, performance and appeal bonds, and other obligations of similar nature incurred in the ordinary course of business;

          (e) Easements, rights of way, restrictions and other similar charges or encumbrances which in the aggregate do not interfere in any material respect with the occupation, use and enjoyment by Aceto or any of its Subsidiaries of the property or assets encumbered thereby in the normal course of their respective business or materially impair the value of the property subject thereto;

          (f) Deposits under workmen's compensation, unemployment insurance and social security laws;

          (g) Liens granted to the Lender under this Agreement or any other Loan Document;

          (h) Purchase money liens for fixed assets including obligations with respect to Capital Leases; provided in each case (i) no Default or Event of Default shall have occurred and be continuing or shall occur after giving effect to such lien, (ii) such purchase money lien does not exceed 100% of the purchase price of, and encumbers only, the property acquired, and (iii) such purchase money Lien does not secure any Indebtedness other than in respect of the purchase price of the asset acquired; and

          (i) Liens granted to the seller in connection with a Permitted Acquisition; provided such Liens (i) encumber solely the assets acquired from such seller and (ii) secure solely indebtedness permitted pursuant to Section 7.02(l).

     SECTION 7.02. INDEBTEDNESS. Incur, create, assume or suffer to exist or otherwise become liable in respect of any Indebtedness, other than:

          (a)  Indebtedness incurred prior to the date hereof as described in
Schedule III attached hereto, including any renewals or extensions thereof; provided such renewal or extension does not result in an increase in the aggregate principal amount of such Indebtedness;

          (b) Indebtedness to the Lender under this Agreement, the Note or any other Loan Document;

          (c) Indebtedness for trade payables incurred in the ordinary course of business; provided such payables shall be paid or discharged when due;

          (d)  Indebtedness consisting of guarantees permitted pursuant to
Section 7.03;

          (e)  Indebtedness secured by purchase money liens as permitted under
Section 7.01(h); provided such Indebtedness incurred in any fiscal year of Aceto shall not exceed $500,000, and, further, provided no Default or Event of Default shall have occurred and be continuing or would occur after giving effect to the incurrence of such Indebtedness;

          (f) Unsecured Indebtedness of Non-Domestic Subsidiaries to (i) Deutsche Bank, in an amount not to exceed 14,000,000 Euros, in the aggregate, at any time, and (ii) ING Bank, in an amount not to exceed 1,000,000 Dutch Guilders, in the aggregate, at any time;

          (g) Indebtedness assumed in connection with any Permitted Acquisition, provided that such Indebtedness shall not exceed $5,000,000, in the aggregate, with respect to all Permitted Acquisitions; and

          (h) Indebtedness arising under Capital Leases; provided that the aggregate amount of such Indebtedness incurred in any fiscal year of Aceto shall not exceed $500,000; and

          (i) Other indebtedness, which when aggregated with the aggregate obligations under those guarantees permitted pursuant to Section 7.03(e), shall not exceed $1,000,000 at any one time outstanding;

          (j)  Indebtedness owing from one Company to another Company;

          (k) Indebtedness consisting of loans and advances permitted pursuant to Sections 7.06(d) and 7.06(g); and

          (l) Indebtedness constituting all or a portion of the purchase price owing to the seller in connection with a Permitted Acquisition; provided such Indebtedness shall not exceed $1,000,000 in the aggregate at any one time outstanding.

     SECTION 7.03. GUARANTIES. Guarantee, endorse, become surety for, or otherwise in any way become or be responsible for the Indebtedness or obligations of any other Person, whether by agreement to maintain working capital or equity capital or otherwise maintain the net worth or solvency of any Person or by agreement to purchase the Indebtedness of any other Person, or agreement for the furnishing of funds, directly or indirectly, through the purchase of goods, supplies or services for the purpose of discharging the Indebtedness of any other Person or otherwise, or enter into or be a party to any contract for the purchase of merchandise, materials, supplies or other property if such contract provides that payment for such merchandise, materials, supplies or other property shall be made regardless of whether delivery of such merchandise, supplies or other property is ever made or tendered except:

          (a)  guaranties executed prior to the date hereof as described on
Schedule IV attached hereto but not including any renewals or extension thereof;

          (b) endorsements of negotiable instruments for collection or deposit in the ordinary course of business;

          (c) guaranties of any Indebtedness under this Agreement or any other Loan Document;

          (d) guaranties by any Company of any Indebtedness permitted pursuant to clauses (c), (e), (f), (g), (h), (i), (j)and (l) of Section 7.02 hereof of any other Company; and

          (e) other guaranties, which when aggregated with the aggregate amount of indebtedness outstanding pursuant to Section 7.02(i), shall not exceed $1,000,000 at any one time outstanding.

     SECTION 7.04. SALE OF ASSETS. Sell, assign, lease, transfer or otherwise dispose of any of their now owned or hereafter acquired respective properties and assets, whether or not pursuant to an order of a federal agency or commission, except for (a) the sale of inventory disposed of in the ordinary course of business, (b) so long as no Event of Default shall have occurred and is continuing or would occur as a result thereof, the sale or other disposition of properties or assets no longer used or useful in the conduct of their respective businesses, (c) the sale of the stock or all or substantially all of the assets of CDC Products Corporation and Magnum Research Corp., (d) transfers of shares of Non-Domestic Subsidiaries to any of Aceto's Subsidiaries as contemplated by the Foreign Subsidiary Restructuring, and (e) the sale of Arsynco Inc.'s real property and improvements located at Carlstadt, New Jersey and ACCI Realty Corp.'s real property and improvements located in Queens, New York.

     SECTION 7.05. SALES OF RECEIVABLES. Sell, transfer, discount or otherwise dispose of notes, accounts receivable or other obligations owing to Aceto or any of its Subsidiaries, with or without recourse, except for (a) collection in the ordinary course of business and (b) the sale of receivables of CDC Product Corp. and Magnum Research Corp. in connection with a sale of all or substantially all their respective assets as permitted pursuant to Section 7.04(c).

     SECTION 7.06. LOANS AND INVESTMENTS. Make or commit to make any advance, loan, extension of credit, or capital contribution to, or purchase or hold beneficially any stock or other securities, or evidence of Indebtedness of, purchase or acquire all or a substantial part of the assets of, make or permit to exist any interest whatsoever in, any other Person except for (a) the ownership of stock of any Subsidiaries existing as of the Closing Date or acquired after the date hereof, provided the Companies has complied with its obligations under Section 6.13 with respect to such Subsidiary, (b) Eligible Investments, (c) Permitted Acquisitions, (d) investments, loans or advances made on or after the Closing Date by the Companies in Foreign Subsidiaries in an aggregate amount not to exceed $5,000,000, during the term of this Agreement,
(e) repurchases of stock as permitted pursuant to Section 7.14(ii), (f) loans and advances to customers of any Company provided the aggregate principal amount of all such loans and advances shall not exceed $650,000 and (g) loans and advances by Foreign Subsidiaries to other Foreign Subsidiaries.

     SECTION 7.07. NATURE OF BUSINESS. Change or alter, in any material respect, the nature of its business from the nature of the business engaged in by it on the date hereof.

     SECTION 7.08. SALE AND LEASEBACK. Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, whether real or personal, used or useful in its business, whether now owned or hereafter acquired, of it or any of its Subsidiaries, if the aggregate sales price of all such assets sold or transferred during the term of this Agreement exceeds $100,000, and at the time of such sale or disposition it intends to lease or otherwise acquire the right to use or possess (except by purchase) such property or like property for a substantially similar purpose.

     SECTION 7.09. FEDERAL RESERVE REGULATIONS. Permit any Loan or the proceeds of any Loan to be used for any purpose which violates or is inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

     SECTION 7.10. ACCOUNTING POLICIES AND PROCEDURES. Except as required by applicable law, rule or regulation, permit any change in the accounting policies and procedures of Aceto or any of its Subsidiaries, including a change in fiscal year, provided, however, any Non-Domestic Subsidiary may change its fiscal year to reflect a fiscal year ending on June 30th of each year, and provided, further that any policy or procedure required to be changed by the Financial Accounting Standards Board (or other board or committee thereof) in order to comply with Generally Accepted Accounting Principles may be so changed.

     SECTION 7.11. HAZARDOUS MATERIALS. Cause or permit any of its properties or assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce or process Hazardous Materials, except in compliance with all applicable federal, state and local laws or regulations, or cause or permit, a release of Hazardous Materials onto such property or asset or onto any other property in violation of any such local laws or regulations.

     SECTION 7.12. LIMITATIONS ON FUNDAMENTAL CHANGES. Except as contemplated by the Foreign Subsidiary Restructuring, merge or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now or hereafter acquired) to, any Person, acquire all of the stock or all or substantially all of the assets or the business of any Person (except pursuant to a Permitted Acquisition) or liquidate, wind up or dissolve or suffer any liquidation or dissolution.

     SECTION 7.13.  FINANCIAL CONDITION COVENANTS.

     (a) CONSOLIDATED TANGIBLE NET WORTH. Permit Consolidated Tangible Net Worth to be less than $55,000,000, at the end of any fiscal quarter of Aceto.

     (b) CONSOLIDATED FUNDED DEBT TO CONSOLIDATED EBITDA. Permit the ratio of Consolidated Funded Debt to Consolidated EBITDA to be greater than, at the end of any fiscal quarter of Aceto, (i) 2.25:1.00, as calculated with respect to the Companies or (ii) 2.50:1.00, as calculated with respect to Aceto and its Subsidiaries.

     (c) CONSOLIDATED DEBT SERVICE COVERAGE RATIO. Permit Consolidated Debt Service Coverage Ratio to be less than 1.50:1.00, at the end of any fiscal quarter.

     SECTION 7.14. DIVIDENDS. Declare any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of stock of Aceto or any of its Subsidiaries or any warrant to purchase any class of stock of Aceto or any of its Subsidiaries, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash, securities or property or in obligations of Aceto or any of its Subsidiaries or in any combination thereof, or permit any Affiliate to make any payment on account of, or purchase or otherwise acquire, any shares of any class of the stock of Aceto or any of its

Subsidiaries or any warrant to purchase any class of stock of Aceto or any of its Subsidiaries from any Person, provided (a) if no Default or Event of Default shall have occurred and is then continuing or could occur as a result thereof, Aceto may (i) make dividends and distributions to its shareholders not in excess of $2,500,000, in the aggregate, in any fiscal year, and (ii) make repurchases of its common stock not in excess of $6,000,000, in the aggregate, during the term of this Agreement, (b) any wholly-owned Domestic Subsidiary of Aceto may make dividends or distributions to its shareholders and (c) any Subsidiary of Aceto which is a Foreign Subsidiary and which at least 70% of the outstanding capital stock is owed by Aceto and/or its Subsidiaries may make dividends or distributions to its shareholders.

     SECTION 7.15. TRANSACTIONS WITH AFFILIATES. Except as contemplated by the Foreign Subsidiary Restructuring, enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of Aceto or any of its Subsidiaries' business and upon fair and reasonable terms no less favorable to Aceto or such Subsidiary than they would obtain in a comparable arms-length transaction with a Person not an Affiliate.

     SECTION 7.16. IMPAIRMENT OF SECURITY INTEREST. Take or omit to take any action which could reasonably be expected to have the result of impairing the security interest in any property subject to a security interest in favor of the Lender or grant to any person any interest whatsoever in any property which is subject to a security interest in favor of the Lender.

                                  ARTICLE VIII
                                EVENTS OF DEFAULT

     SECTION 8.01. EVENTS OF DEFAULT. In the case of the happening of any of the following events (each an "Event of Default"):

          (a) failure to pay the principal of, or interest on, any Loan, any reimbursement obligations with respect to a drawing under any Letter of Credit, or any fee or other amount due under this Agreement, as and when due and payable;

          (b) default shall be made in the due observance or performance of (i) any covenant, condition or agreement of Aceto or any of its Subsidiaries to be performed pursuant to Article VII of this Agreement or (ii) any other covenant, condition or agreement of Aceto or any of its Subsidiaries to be performed pursuant to this Agreement or any other Loan Document (other than those specified in clause (a) of this Section 8.01) and such default shall continue unremedied for a period of ten (10) days from the date of notice thereof pursuant to Section 9.01.

          (c) any representation or warranty made or deemed made in this Agreement or any other Loan Document shall prove to be false or misleading in any material respect when made or given or when deemed made or given;

          (d) any report, certificate, financial statement or other instrument furnished in connection with this Agreement or any other Loan Document or the borrowings hereunder, shall prove to be false or misleading in any material respect when made or given or when deemed made or given;

          (e) default in the performance or compliance in respect of any agreement or condition relating to any Indebtedness of Aceto or any of its Subsidiaries in excess of $500,000 individually or in the aggregate (other than the Note) if the effect of such default is to accelerate the maturity of such Indebtedness or to permit the holder or obligee thereof (or a trustee on behalf of such holder or obligee) to cause such Indebtedness to become due prior to the stated maturity thereof, or, any such Indebtedness shall not be paid when due;

          (f) Aceto or any of its Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency or similar law,
(ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any such proceeding or the filing of any such petition,
(iii) apply for or consent to the employment of a receiver, trustee, custodian, sequestrator or similar official for any Company or any of its Subsidiaries or for a substantial part of its property; (iv) file an answer admitting the material allegations of a petition filed against it in such proceeding, (v) make a general assignment for the benefit of creditors, (vi) take corporate action for the purpose of effecting any of the foregoing; or(vii) become unable or admit in writing its inability or fail generally to pay its debts as they become due;

          (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Aceto or any of its Subsidiaries or of a substantial part of their respective property, under Title 11 of the United States Code or any other federal or state bankruptcy insolvency or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for Aceto or any of its Subsidiaries or for a substantial part of their property, or (iii) the winding-up or liquidation of Aceto or any of its Subsidiaries and such proceeding or petition shall continue undismissed for 30 days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for 30 days;

          (h) one or more orders, judgments or decrees for the payment of money in excess of $500,000 in the aggregate (not fully covered, but subject to customary deductibles, by insurance the coverage of which is not in dispute) shall be rendered against Aceto or any of its Subsidiaries and the same shall not have been paid in accordance with such judgment, order or decree or settlement and either (i) an enforcement proceeding shall have been commenced by any creditor upon such judgment, order or decree, or (ii) there shall have been a period of forty-five (45) days with respect to Aceto or any Domestic Subsidiary or ninety (90) days with respect to any Foreign Subsidiary during which a stay of enforcement of such judgment, order or decree, by reason of pending appeal or otherwise, was not in effect;

          (i) any Plan shall fail to maintain the minimum funding standard required for any Plan year or part thereof or a waiver of such standard or extension of any amortization period is applied for or granted under Section 412 of the Code, any Plan is terminated by Aceto or any ERISA Affiliate or the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a Reportable Event shall have occurred with respect to a Plan or Aceto, any of its Subsidiaries or any ERISA Affiliate shall have incurred a liability to or on account of a Plan under Section 515, 4062, 4063, 4201 or 4204 of ERISA, and there shall result from any such event or events the imposition of a lien upon the assets of Aceto or any of its Subsidiaries or the granting of a security interest on such assets, or a liability to the PBGC or a Plan or a trustee appointed under ERISA or a penalty under Section 4971 of the Code;

          (j) any material provision of any Loan Document shall for any reason cease to be in full force and effect in accordance with its terms or Aceto or any of its Subsidiaries shall so assert in writing;

          (k)  a Change of Control shall have occurred;

          (l) any material or adverse change in the financial condition of Aceto or Aceto and its Subsidiaries, taken as a whole, shall have occurred;

          (m) any of the Liens purported to be granted pursuant to any Security Document shall fail or cease for any reason to be legal, valid and enforceable liens on the collateral purported to be covered thereby or shall fail or cease to have the priority purported to be created thereby; or

          (n) the Environmental Protection Agency (or other agency with any Governmental Authority having jurisdiction) shall require any Company to undertake any additional remediation with respect to the Carlstadt Real Property, the cost of which could exceed $4,000,000, in the aggregate, then, at any time thereafter during the continuance of any such event, the Lender may, in its sole discretion, by written or telephonic notice to the Companies, take either or both of the following actions, at the same or different times, (a) terminate the Commitment and (b) declare (i) the Note, both as to principal and interest, (ii) an amount equal to the maximum amount that may be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any Letter of Credit shall have presented or be entitled to present the drafts and other documents required to draw under such Letter of Credit), and (iii) all other Obligations, to be forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Note to the contrary notwithstanding; provided, however, that if an event specified in
Section 8.01(f) or (g) shall have occurred, the Commitment shall automatically terminate and interest, principal and amounts referred to in the preceding clauses (i), (ii), and (iii) shall be immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived, anything contained herein or in the Note to the contrary notwithstanding. With respect to all Letters of Credit that shall not have matured or presentment for honor shall not have occurred, the Companies shall provide the Lender with Cash Collateral in an amount equal to the aggregate undrawn amount of the Letters of Credit. Such Cash Collateral shall be applied by the Lender to reimburse it for drawings under Letters of Credit for which the it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Companies at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other Obligations.


                                   ARTICLE IX
                                  MISCELLANEOUS

     SECTION 9.01. NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including telecopy), and unless otherwise expressly provided herein, shall be conclusively deemed to have been received by a party hereto and to be effective on the day on which delivered by hand to such party or one Business Day after being sent by overnight mail to the address set forth below, or, in the case of telecopy notice, when acknowledged as received, or if sent by registered or certified mail, three (3) Business Days after the day on which mailed in the United States, addressed to such party at such address:

          (a)  if to the Lender, at

               JPMorgan Chase Bank
               241-02 Northern Boulevard
               Douglaston, New York 11362
               Attention:  Relationship Manager for Aceto Corporation
               Telecopy:  (718) 229-8326

          (b)  if to the Companies, at

               c/o Aceto Corporation
               One Hollow Lane
               Lake Success, New York 11042
               Attention:  Mr. Douglas Roth
                           Vice President and Chief Financial Officer
               Telecopy:  (516) 627-6419

               With a copy to
               Fischer & Burstein, P.C.
               98 Cutter Mill Road, Suite 294N
               Great Neck, New York 11021
               Attention:  Stanley H. Fischer, Esq.
               Telecopy:  (516) 829-5973

                                     - and -

          (c) as to each such party at such other address as such party shall have designated to the other in a written notice complying as to delivery with the provisions of this Section 9.01.

     SECTION 9.02. EFFECTIVENESS; SURVIVAL. This Agreement shall become effective on the date on which all parties hereto shall have signed a counterpart copy hereof and shall have delivered the same to the Lender. All representations and warranties made herein and in the other Loan Documents and in the certificates delivered pursuant hereto or thereto shall survive the making by the Lender of the Loans and the issuance of the Letters of Credit, in each case, as herein contemplated and the execution and delivery to the Lender of the Note evidencing the Loans and shall continue in full force and effect so long as the Obligations hereunder are outstanding and unpaid and the Commitments are in effect. The obligations of the Companies pursuant to Section 3.07,
Section 3.08, Section 3.10 and Section 9.03 shall survive termination of this Agreement and payment of the Obligations.

     SECTION 9.03. EXPENSES. The Companies, jointly and severally, agree (a) to indemnify, defend and hold harmless the Lender and its officers, directors, employees, and affiliates (each, an "indemnified person") from and against any and all losses, claims, damages, liabilities or judgments to which any such indemnified person may be subject and arising out of or in connection with the Loan Documents, the financings contemplated hereby, the use of any proceeds of such financings or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any of such indemnified persons is a party thereto, and to reimburse each of such indemnified persons upon demand for any reasonable, legal or other expenses incurred in connection with the investigation or defending any of the foregoing; provided that the foregoing indemnity will not, as to any indemnified person, apply to losses, claims, damages, liabilities, judgments or related expenses to the extent arising from the wilful misconduct or gross negligence of such indemnified person, (b) to pay or reimburse the Lender for all its out-of-pocket costs and expenses incurred in connection with the preparation and execution of and any amendment, supplement or modification to this Agreement, the Note any other Loan Documents, and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including without limitation, the reasonable fees and disbursements of Farrell Fritz, P.C., counsel to the Lender, and (c) to pay or reimburse the Lender for all their costs and expenses incurred in connection with the enforcement and preservation of any rights under this Agreement, the Note, the other Loan Documents, and any other documents prepared in connection herewith or therewith, including, without limitation, the reasonable fees and disbursements of counsel (including, without limitation, in-house counsel) to the Lender, including all such out-of-pocket expenses incurred during any work-out, restructuring or negotiations in respect of the Obligations.

     SECTION 9.04.  SUCCESSORS AND ASSIGNS; PARTICIPATIONS.

     (a) This Agreement shall be binding upon and inure to the benefit of the Companies, the Lender, all future holders of the Note and their respective successors and assigns, except that no Company may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Lender.

     (b) The Lender reserves the right to sell participations in or to sell and assign its rights, duties or obligations with respect to the Loans or the Commitments to such banks, lending institutions or other parties as it may choose and without the consent of the Companies. The Lender may furnish any information concerning Aceto or any of its Subsidiaries in its possession from time to time to any assignee or participant (or proposed assignee or participant). The Lender may at any time pledge or assign or grant a security interest in all or any part of its rights under this Agreement and its Note to a Federal Reserve Bank, provided that no such assignment shall release the transferor Lender from its Commitment or its obligations hereunder or substitute any such pledgee or assignee for the Lender as a party to this Agreement.

     SECTION 9.05. NO WAIVER; CUMULATIVE REMEDIES. Neither any failure nor any delay on the part of the Lender in exercising any right, power or privilege hereunder or under any Note or any other Loan Document shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege. The rights, remedies, powers and privileges herein provided or provided in the other Loan Documents are cumulative and not exclusive of any rights, remedies powers and privileges provided by law.

     SECTION 9.06. APPLICABLE LAW. THIS AGREEMENT AND THE NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OR CHOICE OF LAW.

     SECTION 9.07. SUBMISSION TO JURISDICTION; JURY WAIVER. EACH OF THE COMPANIES HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT IN THE STATE OF NEW YORK, COUNTY OF NEW YORK, COUNTY OF QUEENS OR COUNTY OF NASSAU IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE COMPANIES HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH FEDERAL OR STATE COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OTHER DOCUMENT

OR INSTRUMENT REFERRED TO HEREIN OR THEREIN OR THE SUBJECT MATTER HEREOF THEREOF MAY NOT BE LITIGATED IN OR BY SUCH FEDERAL OR STATE COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE COMPANIES AGREES NOT TO ASSERT ANY COUNTERCLAIM IN ANY SUCH SUIT, ACTION OR PROCEEDING UNLESS SUCH COUNTERCLAIM CONSTITUTES A COMPULSORY OR MANDATORY COUNTERCLAIM UNDER APPLICABLE RULES OF CIVIL PROCEDURE. EACH OF THE COMPANIES AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL TO THE ADDRESS FOR NOTICES SET FORTH IN THIS AGREEMENT OR ANY METHOD AUTHORIZED BY THE LAWS OF NEW YORK. EACH PARTY HERETO WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT.

     SECTION 9.08. SEVERABILITY. In case any one or more of the provisions contained in this Agreement, any Note or any other Loan Document should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

     SECTION 9.09. RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, the Lender and each of its Affiliates are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender or any Affiliate of the Lender to or for the credit or the account of any Company against any and all of the Obligations of, irrespective of whether or not the Lender shall have made any demand under this Agreement or any Note and although such obligations may be unmatured. The rights of the Lender and each Affiliate of the Lender under this Section 9.09 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which they may have.

     SECTION 9.10. CONFIDENTIALITY. The Lender agrees that it will not disclose without the prior consent of the Companies (other than to affiliates of the Lender and its directors, employees, auditors, counsel or other professional advisors and their respective counsel who are advised of the need to maintain the confidentiality thereof) any Confidential Information (as defined below) with respect to Aceto or any of its Subsidiaries which is furnished by such Company; provided that the Lender may disclose any such information (a) that is or has become generally available to the public; (b) as may be required or appropriate (i) in any report, statement or testimony submitted to any municipal, state or federal or other governmental regulatory body having or claiming to have jurisdiction over the Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors or (ii) in connection with any request or requirement of any such regulatory body; (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation; (d) to comply with any law, order, regulation or ruling applicable to the Lender; and (e) to any prospective Transferee in connection with any contemplated transfer of any of the Notes or any interest therein by the Lender; provided that such prospective Transferee agrees to be bound by this Section 9.10 to the same extent as the Lender. As used herein "Confidential Information" shall mean information with respect to Aceto and any of its Subsidiaries which is not generally available to the public other than such information which after the date hereof becomes generally available to the public through no fault or action by the Lender or becomes available to the Lender on a nonconfidential basis from a source other than any Company which to the Lender's knowledge is not prohibited from disclosing such information by any contractual, legal or fiduciary obligation owed to any Company. In the event of disclosure pursuant to the preceding clauses (b), (c) and (d) (other than in connection with bank executions and reporting to bank regulatory authorities) the Lender shall to the extent permitted by applicable law, make commercially reasonable efforts to notify such Company of the disclosure in advance thereof.

     SECTION 9.11. HEADINGS. Section headings used herein are for convenience of reference only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

     SECTION 9.12. CONSTRUCTION. This Agreement is the result of negotiations between, and has been reviewed by, each of the Companies, the Lender and their respective counsel. Accordingly, this Agreement shall be deemed to be the product of each party hereto, and no ambiguity shall be construed in favor of or against the Companies or the Lender.

     SECTION 9.13.  JOINT AND SEVERAL OBLIGATIONS.

          (A) BENEFITS. THE LOANS WILL DIRECTLY OR INDIRECTLY BENEFIT EACH COMPANY HEREUNDER SEVERALLY, AND ALL OF THEM JOINTLY, REGARDLESS OF THE FACT NO COMPANY RECEIVES ALL OR PART OF THE PROCEEDS OF ANY OF THE LOANS.

          (B) ACCEPTANCE OF JOINT AND SEVERAL LIABILITY. EACH OF THE COMPANIES IS ACCEPTING JOINT AND SEVERAL LIABILITY HEREUNDER AND UNDER THE OTHER LOAN DOCUMENTS IN CONSIDERATION OF THE FINANCIAL ACCOMMODATIONS TO BE PROVIDED BY THE LENDERS UNDER THIS AGREEMENT, FOR THE MUTUAL BENEFIT, DIRECTLY AND INDIRECTLY, OF EACH OF THE COMPANIES AND IN CONSIDERATION OF THE UNDERTAKINGS OF EACH OTHER COMPANY TO ACCEPT JOINT AND SEVERAL LIABILITY FOR THE OBLIGATIONS.

          (C) PAYMENT AND PERFORMANCE. EACH OF THE COMPANIES, JOINTLY AND SEVERALLY, HEREBY IRREVOCABLY AND UNCONDITIONALLY ACCEPTS, NOT AS A SURETY BUT AS A CO-DEBTOR, JOINT AND SEVERAL LIABILITY WITH THE OTHER COMPANIES, WITH RESPECT TO THE PAYMENT AND PERFORMANCE OF ALL OF THE OBLIGATIONS, IT BEING THE INTENTION

OF THE PARTIES HERETO THAT ALL THE OBLIGATIONS SHALL BE THE JOINT AND SEVERAL OBLIGATIONS OF EACH OF THE COMPANIES WITHOUT PREFERENCE OR DISTINCTION AMONG THEM.

          (D) FAILURE TO PERFORM. IF AND TO THE EXTENT THAT ANY OF THE COMPANIES SHALL FAIL TO MAKE ANY PAYMENT WITH RESPECT TO ANY OF THE OBLIGATIONS AS AND WHEN DUE OR TO PERFORM ANY OF THE OBLIGATIONS IN ACCORDANCE WITH THE TERMS THEREOF, THEN IN EACH SUCH EVENT THE OTHER COMPANIES WILL MAKE SUCH PAYMENT WITH RESPECT TO, OR PERFORM, SUCH OBLIGATION.

          (E) WAIVER OF NOTICE; ASSENT TO ACTIONS; ETC. THE OBLIGATIONS OF EACH OF THE COMPANIES UNDER THE PROVISIONS OF THIS SECTION 10.15 CONSTITUTE FULL RECOURSE OBLIGATIONS OF EACH OF THE COMPANIES ENFORCEABLE AGAINST EACH SUCH COMPANY, IRRESPECTIVE OF THE VALIDITY, REGULARITY OR ENFORCEABILITY OF THIS AGREEMENT AS AGAINST ANY PARTICULAR COMPANY. EACH AND EVERY REPRESENTATION, WARRANTY, COVENANT AND AGREEMENT MADE BY THE COMPANIES, OR ANY OF THEM, HEREUNDER AND UNDER THE OTHER LOAN DOCUMENTS SHALL BE JOINT AND SEVERAL, WHETHER OR NOT SO EXPRESSED, AND SUCH OBLIGATIONS OF ANY COMPANY SHALL NOT BE SUBJECT TO ANY COUNTERCLAIM, SETOFF, OR RECOUPMENT BASED UPON ANY CLAIM ANY COMPANY MAY HAVE AGAINST ANY OTHER COMPANY OR THE LENDER, AND SHALL REMAIN IN FULL FORCE AND EFFECT WITHOUT REGARD TO, AND SHALL NOT BE RELEASED, DISCHARGED OR IN ANY WAY AFFECTED BY, ANY CIRCUMSTANCES OR CONDITION AFFECTING ANY OTHER COMPANY, INCLUDING WITHOUT LIMITATION (A) ANY WAIVER, CONSENT, EXTENSION, RENEWAL, INDULGENCE OR OTHER ACTION OR INACTION UNDER OR IN RESPECT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY AGREEMENT OR OTHER DOCUMENT RELATED THERETO WITH RESPECT TO ANY OTHER COMPANY, OR ANY EXERCISE OR NONEXERCISE OF ANY RIGHT, REMEDY, POWER OR PRIVILEGE UNDER OR IN RESPECT OF ANY SUCH AGREEMENT OR INSTRUMENT WITH RESPECT TO ANY OTHER COMPANY, OR THE FAILURE TO GIVE NOTICE OF ANY OF THE FOREGOING TO ANY OTHER COMPANY, (B) ANY INVALIDITY OR UNENFORCEABILITY, IN WHOLE OR IN PART, OF ANY SUCH AGREEMENT OR INSTRUMENT WITH RESPECT TO ANY OTHER COMPANY; (C) ANY FAILURE ON THE PART OF ANY OTHER COMPANY FOR ANY REASON TO PERFORM OR COMPLY WITH ANY TERM OF ANY SUCH AGREEMENT OR INSTRUMENT; (D) ANY BANKRUPTCY, INSOLVENCY, REORGANIZATION, ARRANGEMENT, READJUSTMENT, COMPOSITION, LIQUIDATION OR SIMILAR PROCEEDING WITH RESPECT TO ANY

OTHER COMPANY OR ITS PROPERTIES OR CREDITORS; OR (E) ANY OTHER OCCURRENCE WHATSOEVER, WHETHER SIMILAR OR DISSIMILAR TO THE FOREGOING, WITH RESPECT TO ANY OTHER COMPANY. EACH COMPANY HEREBY WAIVES ANY REQUIREMENT OF DILIGENCE OR PROMPTNESS ON THE PART OF THE LENDERS IN THE ENFORCEMENT OF THEIR RIGHTS HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT WITH RESPECT TO THE OBLIGATIONS OF ITSELF OR OF ANY OTHER COMPANY. WITHOUT LIMITING THE FOREGOING ANY FAILURE TO MAKE ANY DEMAND UPON, TO PURSUE OR EXHAUST ANY RIGHTS OR REMEDIES AGAINST A COMPANY, OR ANY DELAY WITH RESPECT THERETO, SHALL NOT AFFECT THE OBLIGATIONS OF ANY OTHER COMPANY HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT.

     SECTION 9.14. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, taken together, shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Companies and the Lender have caused this Agreement to be duly executed by their duly authorized officers, as of the day and year first above written.

                                  ACETO CORPORATION

                                  By:__________________________
                                  Name:  Leonard S. Schwartz
                                  Title: Chairman of the Board, President

                                  ACETO AGRICULTURAL
                                  CHEMICALS CORPORATION

                                  By:__________________________
                                  Name:  Leonard S. Schwartz
                                  Title: Chairman of the Board

                                  CDC PRODUCTS CORPORATION

                                  By:__________________________
                                  Name:  Leonard S. Schwartz
                                  Title: President

                                  MAGNUM RESEARCH CORP.


                                  By:__________________________
                                  Name:  Leonard S. Schwartz
                                  Title: President

                                  ACCI REALTY CORP.


                                  By:__________________________
                                  Name:  Leonard S. Schwartz
                                  Title: President

                                  LARLABS CORP.


                                  By:__________________________
                                  Name:  Leonard S. Schwartz
                                  Title: President

                                  ARSYNCO INC.

                                  By:__________________________
                                  Name:  Leonard S. Schwartz
                                  Title: Chairman of the Board

                                  ROEHR CHEMICALS, INC.

                                  By:__________________________
                                  Name:  Leonard S. Schwartz
                                  Title: President

                                  ACETO INDUSTRIAL CHEMICAL CORP.

                                  By:__________________________
                                  Name:  Leonard S. Schwartz
                                  Title: President

                                  JPMORGAN CHASE BANK

                                  By:__________________________
                                  Name:  Sanford Wald
                                  Title: Vice President

                                                                      SCHEDULE I




                                  SUBSIDIARIES



NAME OF ENTITY             STATE OF                OWNERS OF SHARES OR INTERESTS
                           INCORPORATION           NAMES AND PERCENTAGES
                           OR FORMATION            OF SHARES OWNED

                                                                     SCHEDULE II


                                 EXISTING LIENS

                                                                    SCHEDULE III



                              EXISTING INDEBTEDNESS

                                                                     SCHEDULE IV



                               EXISTING GUARANTEES

                                                                      SCHEDULE V




                               MATERIAL CONTRACTS

                                                                     SCHEDULE VI

                                                                    SCHEDULE VII

                                                                       EXHIBIT A


                              REVOLVING CREDIT NOTE

$15,000,000                                                  Uniondale, New York
                                                                    May 10, 2002

     FOR VALUE RECEIVED, ACETO CORPORATION, a New York corporation, ACETO AGRICULTURAL CHEMICALS CORPORATION, a New York corporation, CDC PRODUCTS CORPORATION, a New York corporation, MAGNUM RESEARCH CORP., a New York corporation, ACCI REALTY CORP., a New York corporation, LARLABS CORP., a New York corporation, ARSYNCO INC., a New Jersey corporation, ROEHR CHEMICALS, INC., a New York corporation, and ACETO INDUSTRIAL CHEMICAL CORP., a New York corporation, (each a "Company" and, collectively, the "Companies"), jointly and severally, promise to pay to the order of JPMORGAN CHASE BANK (the "Lender"), on or before the Revolving Credit Commitment Termination Date, the principal amount of FIFTEEN MILLION DOLLARS ($15,0000,000) or, if less, the unpaid principal amount of all Revolving Credit Loans made by the Lender to the Companies under the Credit Agreement referred to below.

     The Companies, jointly and severally, also promise to pay interest on the unpaid principal amount hereof from the date hereof until paid in full at the rates and at the times which shall be determined, and to make principal repayments on this Note at the times which shall be determined, in accordance with the provisions of the Credit Agreement referred to below.

     This Note is the "Revolving Credit Note" referred to in the Credit Agreement dated as of May 10, 2002, by and among the Companies and the Lender (as the same may be amended, modified or supplemented from time to time, the "Credit Agreement") and is issued pursuant to and entitled to the benefits of the Credit Agreement to which reference is hereby made for a more complete statement of the terms and conditions under which the Revolving Credit Loans evidenced hereby were made and are to be repaid. Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

     Each of the Lender and any subsequent holder of this Note agrees, by its acceptance hereof, that before transferring this Note it shall record the date, Type and amount of each Revolving Credit Loan and the date and amount of each payment or prepayment of principal of each Revolving Credit Loan previously made hereunder on the grid schedule annexed to this Note; PROVIDED, HOWEVER, that the failure of the Lender or holder to set forth such Revolving Credit Loans, payments and other information on the attached grid schedule shall not in any manner affect the obligation of the Companies to repay the Revolving Credit Loans made by the Lender in accordance with the terms of this Note.

     This Note is subject to prepayments pursuant to Section 3.03 of the Credit Agreement.

     Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note together with all accrued but unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

     All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in immediately available funds at the office of JPMorgan Chase Bank, located at 241-02 Northern Boulevard, Douglaston, New York 11362 or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.

     No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligation of the Companies, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

     The Companies and endorsers of this Note waive presentment, diligence, demand, protest, and notice of any kind in connection with this Note.

     THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     IN WITNESS WHEREOF, the each of the Companies has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year and at the place first above written.

                                  ACETO CORPORATION

                                  By:__________________________
                                  Name:  Leonard S. Schwartz
                                  Title: Chairman of the Board, President


                                  ACETO AGRICULTURAL
                                  CHEMICALS CORPORATION

                                  By:__________________________
                                  Name:  Leonard S. Schwartz
                                  Title: Chairman of the Board


                                  CDC PRODUCTS CORPORATION

                                  By:__________________________
                                  Name:  Leonard S. Schwartz
                                  Title: President


                                  MAGNUM RESEARCH CORP.

                                  By:__________________________
                                  Name:  Leonard S. Schwartz
                                  Title: President


                                  ACCI REALTY CORP.

                                  By:__________________________
                                  Name:  Leonard S. Schwartz
                                  Title: President

                                  LARLABS CORP.

                                  By:__________________________
                                  Name:  Leonard S. Schwartz
                                  Title: President


                                  ARSYNCO INC.

                                  By:__________________________
                                  Name:  Leonard S. Schwartz
                                  Title: Chairman of the Board


                                  ROEHR CHEMICALS, INC.

                                  By:__________________________
                                  Name:  Leonard S. Schwartz
                                  Title: President


                                  ACETO INDUSTRIAL CHEMICAL CORP.

                                  By:__________________________
                                  Name:  Leonard S. Schwartz
                                  Title: President

                                    SCHEDULE


Date    Principal    Type                 Applicable     Amount of    Notation
 of     Amount of     of      Interest     Interest      Principal      Made
Loan    Loan         Loan       Rate        Period         Paid          By
----    ----         ----       ----      ----------     ---------    --------

                                                                       EXHIBIT B



                                PLEDGE AGREEMENT

     PLEDGE AGREEMENT (the "Agreement"), dated as of May 10, 2002, by and between ACETO CORPORATION, a corporation organized under the laws of the State of New York (the "Pledgor"), and JPMORGAN CHASE BANK, a banking corporation organized under the laws of the State of New York (the "Pledgee").

                                    RECITALS

     A. Pursuant to a Credit Agreement dated as of May 10, 2002 (as amended, restated, supplemented or otherwise modified, from time to time, the "Credit Agreement"), by and among the Pledgee, the Pledgor and the other Companies named therein, the Companies (including the Pledgor) will receive Loans and other financial accommodations from the Pledgee and will incur Obligations.

     B. The Pledgor is the beneficial owner of all of the outstanding shares of capital stock of Aceto, Ltd., a company organized under the laws of Bermuda (the "Pledged Company") as indicated on such Schedule A.

     C. In order to induce the Pledgee to enter into the Credit Agreement and to extend credit to the Companies on and after the date hereof as provided in the Credit Agreement, the Pledgor wishes to grant to the Pledgee security and assurance in order to secure the payment and performance of all Obligations, and to that effect to pledge to the Pledgee, 65% of all of the issued and outstanding capital stock of the Pledged Company as represented by the stock certificates indicated on Schedule A (the "Pledged Shares").

     Accordingly, the parties hereto agree as follows:

     1. SECURITY INTEREST. As security for the Obligations, including any and all renewals or extensions thereof, the Pledgor hereby delivers, pledges and assigns to the Pledgee and creates in the Pledgee a first security interest in all of the Pledgor's right, title and interest in and to all of the Pledged Shares, together with all rights and privileges of the Pledgor with respect thereto, all proceeds, income and profits thereof and all property received with respect to the Pledged Shares in addition thereto, in exchange thereof or in substitution therefor (collectively, the "Collateral").The Pledgor has delivered, or is delivering, to the Pledgee, with respect to the Pledged Shares existing on the date hereof, certificates evidencing such Pledged Shares, together with undated share transfers duly executed in blank by the Pledgor.

     2. STOCK DIVIDENDS, OPTIONS, OR OTHER ADJUSTMENTS. Subject to Section 3 hereof, the Pledgee shall receive, as Collateral, any and all additional shares of stock, membership interests or any other property of any kind distributable on or by reason of the Collateral pledged hereunder, whether in the form of or by way of dividends, warrants, partial liquidation, conversion, prepayments or redemptions (in whole or in part), liquidation, or otherwise with the exceptions of cash dividends or other cash distributions to the extent permitted under Section 7(a) hereof. If any additional shares of capital stock, instruments, or other property in respect of the Pledged Shares against which a security interest can only be perfected by possession by the Pledgee, which are distributable on or by reason of the Collateral pledged hereunder, shall come into the possession or control of the Pledgor, the Pledgor shall, hold or control in trust for the Pledge, and forthwith transfer and deliver the same to the Pledgee, subject to the provisions hereof.

     3. DELIVERY OF SHARE CERTIFICATES; SHARE TRANSFERS; DOCUMENTS. The Pledgor agrees to deliver all share certificates, undated share transfers duly executed in blank, documents, agreements, financing statements, amendments thereto, assignments or other writings as the Pledgee may request to carry out the terms of this Agreement or to protect or enforce the lien and security interest in the Collateral hereunder granted hereby to the Pledgee and further agrees to do and cause to be done, upon the Pledgee's request, all things reasonably determined by the Pledgee to be necessary to perfect and keep in full force the lien in the Collateral hereunder granted hereby in favor of the Pledgee, including, but not limited to, the prompt payment of all documented out-of-pocket fees and expenses incurred in connection with any filings made to perfect or continue the lien and security interest in the Collateral hereunder granted hereby in favor of the Pledgee. The Pledgor agrees to cause the Pledged Company to make appropriate entries upon its books and records (including without limitation its stock record and transfer books) disclosing the lien against the Collateral hereunder granted hereby to the Pledgee. The Pledgor further agrees to promptly deliver to the Pledgee, or cause the Pledged Company to deliver directly to the Pledgee, share certificates or other documents representing Collateral acquired or received after the date of this Agreement with an undated share transfer duly executed by the Pledgor in blank provided that the Pledgor shall not be required to pledge any portion of the Pledged Shares which, when aggregated with all of the other Pledged Shares of the Pledged Company pledged to the Pledgee pursuant to this Agreement, would exceed 65% of the Pledged Shares in the Pledged Company entitled to vote (within the meaning of Treasury Regulation Section 1.956-2(c)(2) promulgated under the Code) (on a fully diluted basis) pledged to the Pledgee under this Agreement; provided that, if, as a result of any change in the tax laws of the United States of America after the date of this Agreement, the pledge by the Pledgor of any additional Pledged Shares in excess of 65% under this Agreement would not result in an increase in the aggregate net consolidated tax liabilities of the Pledgor and such Pledged Company, then promptly after the change in such laws, all such additional Pledged Shares shall be so pledged under this Agreement. If at any time the Pledgee notifies the Pledgor that additional share transfers endorsed in blank with respect to the Collateral are required, the Pledgor shall promptly execute in blank and deliver such share transfers as the Pledgee may request.

     4. POWER OF ATTORNEY. The Pledgor hereby constitutes and irrevocably appoints the Pledgee, with full power of substitution and revocation by the Pledgee, as Pledgor's true and lawful attorney-in-fact, to the full extent permitted by law, at any time or times when an Event of Default has occurred and is continuing, for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which the Pledgee reasonably may deem necessary and advisable to accomplish the purposes of this Agreement, including, without limitation the ability to affix to certificates and documents representing the Collateral the share transfers delivered with respect thereto, to transfer or cause the transfer of the Collateral, or any part thereof on the books of the corporation or other entity issuing the same, to the name of the Pledgee or the Pledgee's nominee and thereafter to exercise as to such Collateral all the rights, powers and remedies of an owner. The power of attorney granted pursuant to this Agreement and all authority hereby conferred are granted and conferred solely to protect the Pledgee's interest in the Collateral and shall not impose any duty upon the Pledgee to exercise any power. This power of attorney shall be irrevocable as one coupled with an interest.

     5. INDUCING REPRESENTATIONS OF THE PLEDGOR. The Pledgor makes the following representations and warranties to the Pledgee, each and all of which shall survive the execution and delivery of this Agreement:

        (a) The information concerning the Pledged Company and the Pledgor's beneficial ownership of the Pledged Shares thereof that is contained in Schedule A is correct in all respects.

        (b) The Pledgor is the sole legal and beneficial owner of, and has good and indefeasible title to, the Pledged Shares pledged by the Pledgor, free and clear of all pledges, liens, security interests and other encumbrances and restrictions on the transfer and assignment thereof, other than the security interest created by this Agreement or as otherwise expressly permitted pursuant to the Credit Agreement, and has the unqualified right and authority to execute this Agreement and to pledge the Collateral to the Pledgee as provided for herein.

        (c) There are no outstanding options, warrants or other agreements to which the Pledged Company or the Pledgor is a party with respect to the Pledged Shares pledged by the Pledgor.

        (d) The Pledged Shares pledged by the Pledgor have been validly issued and are fully paid and non-assessable; the holder or holders of the Pledged Shares are not and will not be subject to any personal liability as such holder under any applicable law; and are not subject to any charter, by-law, statutory, contractual or other restrictions governing their issuance, transfer, ownership or control; except that any transfer of the Pledged Shares to a third party will be subject to the prior approval of the Bermuda Monetary Authority.

        (e) Any consent, approval or authorization of or designation or filing with any authority on the part of the Pledgor which is required in connection with the pledge and security interest granted under this Agreement has been obtained or effected.

        (f) The execution and delivery of this Agreement by the Pledgor, and the performance by the Pledgor of its obligations hereunder, will not result in a violation of any mortgage, indenture, contract, instrument, judgment, decree, order, statute, rule or regulation to which the Pledgor is subject.

        (g) The Pledgor has delivered or is delivering to the Pledgee all instruments and share certificates, if any, representing the Pledged Shares, duly endorsed in blank or accompanied by a transfer or transfers sufficient to transfer title thereto.

     6. OBLIGATIONS OF THE PLEDGOR. The Pledgor hereby covenants and agrees with the Pledgee as follows:

        (a) The Pledgor will not (and will not permit the Pledged Company) to sell, transfer or convey any interest in, or suffer or permit any lien or encumbrance to be created upon or with respect to, any of the Collateral (other than as created under this Agreement and Permitted Liens) during the term of the pledge established hereby.

        (b) The Pledgor will not permit the Pledged Company to issue additional shares of capital stock (whether common or preferred) other than to the Pledgor, which shares shall, simultaneously with the issuance thereof, be pledged to the Pledgee hereunder (subject to the limitation set forth in the third sentence of Section 3 above) and shall constitute "Pledged Shares" hereunder.

        (c) The Pledgor will (and will cause the Pledged Company to), at its own expense, at any time and from time to time at the Pledgee's request, do, make, procure, execute and deliver all acts, things, writings, assurances and other documents as may be reasonably required by the Pledgee to further enhance, preserve, establish, demonstrate or enforce the Pledgee's rights, interests and remedies created by, provided in, or emanating from, this Agreement.

     7. RIGHTS OF THE PLEDGOR. So long as no Event of Default has occurred and is continuing, and so long as the Pledgee has not transferred the Collateral to its own name under Section 8 hereof:

        (a) the Pledgor shall be entitled to receive and retain any cash dividends and other cash distributions paid on the Collateral, in each case, solely to the extent permitted pursuant to the Credit Agreement; and

        (b) the Pledgor shall be entitled to vote or consent or grant waivers or ratifications with respect to the Collateral in any manner not inconsistent with this Agreement, the Credit Agreement or any other Loan Document. The Pledgor hereby grants to the Pledgee an irrevocable proxy to vote the Collateral, which proxy shall be effective immediately upon the occurrence of and during the continuance of an Event of Default or registration of the Collateral in the name of the Pledgee pursuant to Section 8 hereof. Upon request of the Pledgee, the Pledgor agrees to deliver to the Pledgee such further evidence of such irrevocable proxy or such further irrevocable proxy to vote the Collateral during the continuance of an Event of Default as the Pledgee may request.

     8. RIGHTS OF THE PLEDGEE. At any time when an Event of Default has occurred and is continuing, the Pledgee may in its sole discretion:

        (a) Cause the Collateral to be transferred to its name or to the name of its nominee or nominees and thereafter exercise as to such Collateral all of the rights, powers and remedies of an owner.

        (b) Collect by legal proceedings or otherwise all dividends, interest, principal payments, capital distributions and other sums now or hereafter payable on account of said Collateral, and hold the same as part of the Collateral, or apply the same to any of the Obligations in such manner and order as the Pledgee may decide in its sole discretion.

        (c) Enter into any extension, subordination, reorganization, deposit, merger, or consolidation agreement, or any other agreement relating to or affecting the Collateral, and in connection therewith deposit or surrender control of the Collateral thereunder, and accept other property in exchange therefor and hold and apply such property or money so received in accordance with the provisions hereof.

        (d) Discharge any taxes, liens, security interests or other encumbrances levied or placed on the Collateral or pay for the maintenance and preservation of the Collateral; the amount of such payments, plus any and all fees, costs and expenses of the Pledgee (including reasonable attorneys' fees and disbursements) in connection therewith shall, at the Pledgee's option, be reimbursed by the Pledgor on demand or added to the Obligations secured hereby.

     9. EVENT OF DEFAULT; REMEDIES. Upon the occurrence and continuance of an Event of Default:

        (a) In addition to all the rights and remedies of a secured party under applicable law, the Pledgee shall have the right, without demand of performance or other demand, advertisement or notice of any kind, except as specified below, to or upon Pledgor or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the extent permitted by law), to proceed forthwith to collect, receive, appropriate and realize upon the Collateral, or any part thereof and to proceed forthwith to sell, assign, give an option or options to purchase, contract to sell, or otherwise dispose of and deliver the Collateral or any part thereof in one or more parcels at public or private sale or sales at any stock exchange or broker's board or at any of the Pledgee's offices or elsewhere, under the laws of the United States of America, Bermuda any other jurisdiction, at such prices and on such terms (including, without limitation, a requirement that any purchaser of all or any part of the Collateral shall be required to purchase any securities constituting the Collateral solely for investment and without any intention to make a distribution thereof) as the Pledgee in its sole and absolute discretion deems appropriate without any liability for any loss due to decrease in the market value of the Collateral during the period held. The Pledgee agrees that if notice of sale shall be required by law such notification shall be deemed reasonable and properly given if mailed to the Pledgor, postage prepaid, at least ten (10) days before any such disposition, to the address indicated in Section 13(c) below. Any disposition of the Collateral or any part thereof may be for cash or on credit or for future delivery without assumption of any credit risk, with the right of the Pledgee to purchase all or any part of the Collateral so sold at any such sale or sales, public or private, free of any equity or right of redemption in the Pledgor, which right or equity is, to the extent permitted by applicable law, hereby expressly waived and released by the Pledgor.

        (b) All of the Pledgee's rights and remedies, including but not limited to the foregoing, shall be cumulative and not exclusive and shall be enforceable alternatively, successively or concurrently as the Pledgee may deem expedient.

        (c) The Pledgee may elect to obtain (at the Pledgor's expense) the advice of any independent investment banking firm with respect to the method and manner of sale or other disposition of any of the Collateral, the best price reasonably obtainable therefor, the consideration of cash and/or credit terms, or any other details concerning such sale or disposition. The Pledgee, in its sole discretion, may elect to sell on such credit terms which it deems reasonable. The sale of any of the Collateral on credit terms shall not relieve the Pledgor of its liability under any Loan Document until the Obligations have been paid in full.

        (d) The Pledgor recognizes that the Pledgee may be unable to effect a public sale of all or a part of the Collateral by reason of certain prohibitions contained in any applicable securities law of the United States of America, Bermuda or any other jurisdiction, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Collateral for their own account, for investment and not with a view for the distribution or resale thereof. The Pledgor agrees that private sales so made may be at prices and on other terms less favorable to the seller than if the Collateral were sold at public sale, and that the Pledgee has no obligation to delay the sale of any Collateral for the period of time necessary to permit the registration of the Collateral for public sale under the Securities Act of 1933, as amended, or applicable securities laws of Bermuda or any other jurisdiction. The Pledgor agrees that a private sale or sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

        (e) If any consent, approval or authorization of any state, municipal or other governmental department, agency or authority of the United States of America, Bermuda or any other jurisdiction should be necessary to effectuate any sale or other disposition of the Collateral, or any partial disposition of the Collateral, the Pledgor will execute all such applications and other instruments as may be required in connection with securing any such consent, approval or authorization, and will otherwise use its best efforts to secure such sale or other disposition of the Collateral as the Pledgee may reasonably deem necessary pursuant to the terms of this Agreement.

        (f) Upon any sale or other disposition, the Pledgee shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold or disposed of. Each purchaser at any such sale or other disposition (including the Pledgee) shall hold the Collateral free from any claim or right of the Pledgor of whatever kind, including any equity or right of redemption of the Pledgor. The Pledgor specifically waives, to the extent permitted by applicable laws, all rights of redemption, stay or appraisal which it had or may have under any rule of law or statute now existing or hereafter adopted.

         (g) The Pledgee shall not be obligated to make any sale or other disposition, unless the terms thereof shall be satisfactory to it. The Pledgee may, subject to applicable laws, without notice or publication, adjourn any private or public sale, and, upon five (5) days' prior notice to the Pledgor, hold such sale at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral, on credit or future delivery, the Collateral so sold may be retained by the Pledgee until the selling price is paid by the purchaser thereof, but the Pledgee shall incur no liability in the case of the failure of such purchaser to take up and pay for the property so sold and, in case of any such failure, such property may again be sold as herein provided.

     10. DISPOSITION OF PROCEEDS.

         (a) The proceeds of any sale or disposition of all or any part of the Collateral shall be applied by the Pledgee in the following order:

             (i) to the payment in full of the costs and expenses of such sale or sales, collections, and the protection, declaration and enforcement of any security interest granted hereunder including the reasonable compensation of the Pledgee's agents and attorneys;

             (ii)  to the payment of the Obligations; and

             (iii) to the payment to the Pledgor of any surplus then remaining from such proceeds, subject to the rights of any holder of a lien on the Collateral of which the Pledgee has actual notice.

         (b) In the event that the proceeds of any sale or other disposition of the Collateral are insufficient to cover the principal of, and premium, if any, and interest on, the Obligations secured thereby plus costs and expenses of the sale or other disposition, the Pledgor shall remain liable for any deficiency.

     11. CONVEYANCING ACT OF 1983. The restrictions contained in Sections 29 and 31 of the Conveyancing Act of 1983 (Bermuda) do not apply to this Agreement or to the exercise by the Pledgee of its rights under this Agreement.

     12. TERMINATION. This Agreement shall continue in full force and effect until all of the Obligations shall have been indefeasibly paid in full and satisfied, and the Credit Agreement shall have been terminated. Subject to any sale or other disposition by the Pledgee of the

Collateral or any part thereof pursuant to this Agreement, the Collateral shall be returned to the Pledgor upon full payment, satisfaction and termination of all of the Obligations.

     13. EXPENSES OF THE PLEDGEE. All expenses (including fees and disbursements of counsel) incurred by the Pledgee in connection with the perfection and continuation of the security interest granted hereunder and any actual or attempted sale or exchange of, or any enforcement, collection, compromise or settlement respecting, the Collateral, or any other action taken by the Pledgee hereunder whether directly or as attorney-in-fact pursuant to a power of attorney or other authorization herein conferred, for the purpose of satisfaction of the liability of the Pledgor for failure to pay the Guaranty Obligations or as additional amounts owing by the Pledgor to cover the Pledgee's costs of acting against the Collateral, shall be deemed an Obligation of the Pledgor for all purposes of this Agreement and the Pledgee may apply the Collateral to payment of or reimbursement of itself for such liability.

     14. GENERAL PROVISIONS.

         (a) All capitalized terms used in this Agreement and not defined herein shall have the respective meanings assigned to them in the Credit Agreement.

         (b) The Pledgee and its assigns shall have no obligation in respect of the Collateral, except to use reasonable care in holding the Collateral and to hold and dispose of the same in accordance with the terms of this Agreement.

         (c) All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing, and unless otherwise expressly provided herein, shall be conclusively deemed to have been received by a party hereto and to be effective on the day on which delivered to such party at the address set forth below, or, in the case of telecopy notice, when acknowledged as received, if sent by registered or certified mail, on the third Business Day after the day on which mailed in the United States, addressed to such party at said address:

             (i)   if to the Pledgee, at

                   JPMorgan Chase Bank
                   241-02 Northern Boulevard
                   Douglaston, New York 11362
                   Attention: Relationship Manager for Aceto Corporation
                   Telecopy:  (718) 229-7752

             (ii)  if to Pledgor, at

                   Aceto Corporation
                   One Hollow Lane
                   Lake Success, New York 11042
                   Attention:    Mr. Douglas Roth

                                 Vice President and Chief Financial Officer
                   Telecopy:   (516) 627-6419

                   With a copy to:

                   Fischer & Burstein, P.C.
                   98 Cutter Mill Road, Suite 294N
                   Great Neck, New York 11021
                   Attention: Stanley H. Fischer, Esq.
                   Telecopy: (516) 829-5973

             (iii) As to each party at such other address as such party shall have designated to the other in a written notice complying as to delivery with the provisions of this Section 14(d).

         (d) No failure on the part of the Pledgee to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Pledgee of any right, power or remedy hereunder preclude any other or future exercise thereof, or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law or any other agreement. The representations, covenants and agreements of the Pledgor herein contained shall survive the date hereof. Neither this Agreement nor the provisions hereof can be changed, waived or terminated except by a written agreement signed by the Pledgor and the Pledgee. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, legal representatives and assigns except that the Pledgor may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Pledgee.

         (e) This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one and the same instrument.

     SECTION 14. APPLICABLE LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICT OR CHOICE OF LAWS. THE PLEDGOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT IN THE STATE OF NEW YORK, COUNTY OF NEW YORK, COUNTY OF NASSAU OR COUNTY OF QUEENS IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PLEDGOR HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY

CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH FEDERAL OR STATE COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS AGREEMENT OR ANY DOCUMENT OR ANY INSTRUMENT REFERRED TO HEREIN OR THE SUBJECT MATTER HEREOF OR THEREOF MAY NOT BE LITIGATED IN OR BY SUCH FEDERAL OR STATE COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PLEDGOR AGREES NOT TO ASSERT ANY COUNTERCLAIM IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE PLEDGOR AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL TO THE ADDRESS FOR NOTICES SET FORTH IN THIS AGREEMENT OR ANY METHOD AUTHORIZED BY THE LAWS OF NEW YORK. THE PLEDGOR AND THE PLEDGEE EACH IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

[NEXT PAGE IS SIGNATURE PAGE]

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the date first above written.

                                 ACETO CORPORATION


                                 By:___________________________
                                 Name:  Leonard S. Schwartz
                                 Title: Chairman of the Board, President

                                 JPMORGAN CHASE BANK


                                 By: ________________________
                                 Name:  Sanford Wald
                                 Title: Vice President


                                                SCHEDULE "A"


--------------------------------------------------------------------------------------------------------------
                                                           % and Number              % and Number
                                                           of Outstanding            of Outstanding
Description              Authorized        Outstanding     Shares Owned              Shares Pledged
of Stock                 Shares              Shares        by Pledgor                by Pledgor
--------------------------------------------------------------------------------------------------------------

Common Stock of            ___                ___              100%                         65%
----------------------
----------------------
----
--------------------------------------------------------------------------------------------------------------


                                                                       EXHIBIT C


                     [LETTERHEAD OF COUNSEL TO THE COMPANY]


                                  May 10, 2002



JPMorgan Chase Bank
241-02 Northern Boulevard
Douglaston, New York 11362

Ladies and Gentlemen:

     We have acted as counsel to Aceto Corporation (the "Company"), a New York corporation, Aceto Agricultural Chemicals Corporation, a New York corporation, CDC Products Corporation, a New York corporation, Magnum Research Corp., a New York corporation, ACCI Realty Corp., a New York corporation, Larlabs Corp., a New York corporation, Arsynco Inc., a New Jersey corporation, Roehr Chemicals, Inc., a New York corporation and Aceto Industrial Chemical Corp., a New York corporation (each, a "Company"; and, collectively, the "Companies"), in connection with the Credit Agreement (the "Agreement") dated the date hereof between the Companies and JPMorgan Chase Bank, pursuant to which the Lender has agreed to extend credit to the Companies in an aggregate principal amount not to exceed $15,000,000. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Agreement.

     In acting as such counsel, we have examined:

     (a) a counterpart of the Agreement executed by each Company;

     (b) the Revolving Credit Note executed by each Company in favor of the Lender; and

     (c) a counterpart of the Pledge Agreement executed by the Company.

The documents referred to in items (a) through (c) above are hereinafter referred to collectively as the "Loan Documents".

     We have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. We have also examined originals, or copies certified to our satisfaction, of such corporate records, certificates of public officials, certificates of corporate officers of each Company and such other instruments and documents as we have deemed necessary as a basis for the opinions hereinafter set forth. As to questions of fact, we have, to the extent that such facts were not independently established by us, relied upon such certificates.

     Based upon the foregoing and subject to the qualifications set forth herein, we are of the opinion that,

     1. Each Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of their incorporation and in good standing in each jurisdiction wherein the conduct of its business or any ownership of its properties requires it to be qualified to do business except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, and each has the corporate power and authority to own its assets and to transact the business in which it is now engaged and to execute and perform each of the Loan Documents to which it is a party.

     2. Each Company has the requisite corporate power and authority to execute, deliver and perform the Loan Documents to which it is a party, each of which has been duly authorized by all necessary and proper corporate action.

     3. The Loan Documents constitute the legal, valid and binding obligation of each Company (to the extent they are a party thereto) enforceable against each Company, as the case may be, in accordance with their respective terms subject as to enforcement by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally, and by equitable principles of general application.

     4. Neither the execution and delivery by the Companies of the Loan Documents to which they are a party nor the performance by the Companies of their respective obligations under the Loan Documents, will (a) violate any law, rule or regulation or, to our knowledge, any order or decree of any court or governmental instrumentality binding upon any Company, (b) contravene the Certificate of Incorporation or By-Laws of any Company or, result in a breach of or constitute a default (with due notice or lapse of time or both) under any agreements to which any Company is bound of which we are aware, or, to our knowledge, result in the creation or imposition of any lien, charge, or encumbrance upon any of the property or assets of any Company other than the liens granted pursuant to the Loan Documents, or (c) require the consent, license, approval or authorization of any governmental or public body or authority.

     5. No Company is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940.

     6. No consent or authorization of, filing with or other act by or in respect of any governmental authority is required to be obtained by any Company for the valid execution, delivery and performance of the Loan Documents to which they are a party.

     7. Assuming the proceeds of the Loans are used for the purposes set forth in Section 3.02 of the Agreement, the making of the loans contemplated therein and the application of the proceeds thereof will not violate the provisions of Regulation U or X of the Board of Governors of the Federal Reserve System.

     8. To the best of our knowledge there are no actions, suits or proceedings, pending or threatened against the Company or any Guarantor, before any court, governmental agency or arbitrator which challenges the validity or enforceability of any Loan Document or which, if adversely determined, would impair the ability of any Company to perform its obligations under the Loan Documents to which it is a party.

                                        Very truly yours,












FFDOCS1\448082.13

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